As filed with the Securities and Exchange Commission on January 14, 2011
An Exhibit List can be found on page II-5
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

BIOMODA, INC.
(Name of registrant in its charter)

New Mexico	8060	85-0392345
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

609 Broadway NE #215
Albuquerque, New Mexico 87102
(505) 821-0875
(Address and telephone number of principal executive offices and principal place of business)

John J. Cousins, President
BIOMODA, INC.
609 Broadway NE #215
Albuquerque, New Mexico 87102
(505) 821-0875
 (Name, address and telephone number of agent for service)

Copies to:
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, no par value per share		$	$3,000,000	$348.30
TOTAL		$	$3,000,000	$348.30

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the enclosed prospectus constitutes a combined prospectus also relating to (i) an aggregate of up to 17,875,003 shares of our common stock that were previously registered for sale in a Registration Statement on Form S-1, Registration No. 333-165966 and (ii) (i) an aggregate of up to 7,500,001 shares of our common stock that were previously registered for sale in a Registration Statement on Form S-1, Registration No. 333-167350. As such, this prospectus also constitutes post-effective amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-165966 and post-effective amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-167350, which shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form S-1 in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 14, 2011

OFFERING UP TO               SHARES

Biomoda, Inc.

This prospectus relates to a public offering of       shares of our common stock, no par value per share. We are not required to sell any specific dollar amount or number of shares of common stock but will use our best efforts to sell all of the shares of common stock being offered. This offering expires on the earlier of (i) the date upon which all of the shares of common stock being offered have been sold, or (ii) 30 days from the date the registration statement in which this prospectus forms a part is declared effective by the Securities and Exchange Commission, or the SEC.

All costs associated with this registration will be borne by us. Our common stock is available for quotation on the Over-The-Counter Bulletin Board under the symbol “BMOD.OB.” The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 11, 2011, was $0.08.

These are speculative securities and involve a high degree of risk and substantial dilution.
You should not invest in our securities unless you can afford to lose your entire investment.
Please see “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We intend to engage a placement agent for this offering. They will not purchase or sell any shares of common stock, nor will they be required to arrange for the purchase and sale of any specific number or dollar amount of shares of common stock, other than to use their “best efforts” to arrange for the sale of shares of common stock by us. We intend to close this offering within 30 days from the date the registration statement in which this prospectus forms a part is declared effective by the SEC. We do not intend to have multiple closings. We have not arranged to place the funds in an escrow, trust or similar account.

	Price to Public	Placement Agent Fees	Proceeds, Before Expenses, to Biomoda
Per Share	$	$	$
Total	$	$	$

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We expect that the shares of common stock will be ready for delivery in New York, New York on or about          .

The date of this prospectus is January ___, 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

BIOMODA, INC.

We are a development stage company incorporated in the state of New Mexico on January 3, 1990. On August 13, 2003, we formed Biomoda Holdings, Inc., a Nevada corporation, for the purpose of research, development, production and marketing of medical and biomedical products. On January 8, 2010, we dissolved Biomoda Holdings as no longer necessary or useful for operations.  We have laboratories and offices at 609 Broadway NE, in Albuquerque, New Mexico that are used for corporate and research and development activities. The mailing address is 609 Broadway NE #215, Albuquerque, NM 87102. Our telephone number is (505) 821-0875 and our fax number is (866) 519-6156.

We are an InVitro diagnostics company that develops assays, or tests, to detect cancer. These assays are performed in clinical reference laboratories using body-fluid samples. This technology is based on an exclusively licensed patent from Los Alamos National Laboratories. We were issued our own patent in January 2005 and received a Divisional and a Continuation-in-part extension of that owned patent. The technology is based on a molecule that has an affinity to bind with cancer cells and it fluoresces red under ultra violet light. It’s a porphyrin molecule; easy to obtain, manufacture and use. This is a broad based technology that works with a variety of cell types.

We are in the process of developing a line of assays for a variety of cancers based on adaptations of this technology. Our first product is an assay for lung cancer. Lung cancer represents a large market that has seriously unmet diagnostic needs. The survival rates for lung cancer are dismal, due in large part because this disease is typically diagnosed late in its progression. The sample that we use in our lung cancer test is sputum, or deep lung fluid coughed up from the lungs mostly by smokers. Other cancer markets that we have identified as significant business opportunities are bladder and cervical. This technology has the potential to diagnose other cancers as well.

We have incurred losses since our inception. For the years ended December 31, 2009 and 2008, we did not generate any revenues and incurred net losses of $905,289 and $315,263, respectively.  For the nine months ended September 30, 2010 and 2009, we did not generate any revenues and incurred net losses of $1,037,969 and $633,017, respectively. At September 30, 2010, we had a working capital deficit of $177,757 and an accumulated deficit of $9,474,129.  These factors raise substantial doubt about our ability to continue as a going concern.

The Offering

Common stock outstanding before this offering	92,936,884 shares (1)

Common stock offered by Biomoda	shares

Common stock to be outstanding after this offering assuming all shares are sold	shares (2)

Use of proceeds	We intend to use the proceeds from the sale of common stock for working capital purposes.

OTCBB symbol	BMOD.OB

Risk factors	See “Risk Factors” beginning on page 3 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	Based on 92,936,884 shares outstanding on January 11, 2011.
(2)	The number of shares to be outstanding after this offering excludes the following:

•	108,768 shares of common stock issuable upon the exercise of outstanding stock options;
•	Approximately 11,067,194 shares of common stock issuable upon the conversion of outstanding convertible notes, based on our stock prices as of January 11, 2011; and
•	8,875,001 shares of common stock issuable upon the exercise of outstanding warrants.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a history of losses which may continue and which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $905,289 for the year ended December 31, 2009 and $315,263 for the year ended December 31, 2008.  We incurred net losses of $1,037,969 for the nine months ended September 30, 2010 and $633,017 for the nine months ended September 30, 2009.  In addition, at September 30, 2010, we had an accumulated deficit of $9,474,129 and a working capital deficit of $177,757. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in a business enterprise in the development stage. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 29, 2010, our independent auditors stated that our financial statements for the year ended December 31, 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of significant losses since inception with no revenues, a working capital deficiency and an accumulated deficit. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If we are unable to obtain additional funding, our business operations will be harmed and if we do obtain additional financing, our then existing shareholders may suffer substantial dilution.

We require additional funds to sustain our operations and institute our business plan.  We anticipate that we will require up to approximately $3,000,000 for our anticipated operations for the next twelve months, not including any proceeds from the sale of stock pursuant to this prospectus. We have expended substantial funds on the research, development and clinical trials of our product candidates.  As a result, we have historically experienced negative cash flows from operations since our inception and we expect to continue to experience negative cash flows from operations for the foreseeable future.  Unless and until we are able to generate sufficient revenues from our CyPath® assay and/or from the sale and/or licensing of our products under development, we expect such losses to continue for the foreseeable future.

Therefore, our ability to continue our clinical trials and development efforts and to continue as a going concern is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations.  We will need to raise additional capital through one or more methods, including but not limited to, issuing additional equity or debt, in order to support the costs of our research and development programs.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including our pre-clinical studies and clinical trial schedules and other research and development activities.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us.  We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Successful development of our products is uncertain.  To date, no revenues have been generated from the commercial sale of our products and our products may not generate revenues in the future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies.  These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;
•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts may not result in any commercially viable products.  If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because we have not begun the commercial sale of any of our products, our revenue and profit potential is unproven and our limited operating history makes it difficult for an investor to evaluate our business and prospects.  Our technology may not result in any meaningful benefits to our current or potential partners.  No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future.  Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of development in a new and rapidly evolving industry.

We are primarily focusing our activities and resources on the development of CyPath® and depend on its success.

We are focusing most of our near-term research and development activities and resources on CyPath®, and we believe a significant portion of our value relates to our ability to develop this in-vitro diagnostic.  The development of CyPath® is subject to many risks, including the risks discussed in other risk factors.  If the results of clinical trials of CyPath®, the regulatory decisions affecting CyPath®, the anticipated or actual timing and plan for commercializing CyPath®, or, ultimately, the market acceptance of CyPath® do not meet our, your, analysts’ or others’ expectations, the market price of our common stock could be adversely affected.

Our product development efforts may not be successful.

Our product candidates have not received regulatory approval and are generally in research, pre-clinical and various clinical stages of development.  If the results from any of the clinical trials are poor, those results may adversely affect our ability to raise additional capital or obtain regulatory approval to conduct additional clinical trials, which will affect our ability to continue full-scale research and development for our cancer detection assay.  In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials.  Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, and the eligibility criteria for the study.  In addition, because our CyPath® product currently in clinical trials represents a departure from more commonly used methods for cancer detection, potential patients and their doctors may be inclined to use other detection modalities, such as CT scan, rather than enroll patients in our clinical study.

Clinical trials required for our product candidates are expensive and time consuming, and their outcome is uncertain.

In order to obtain FDA approval to market a new diagnostic product, we or our potential partners must demonstrate proof of safety and efficacy in humans.  To meet these requirements, we or our potential partners will have to conduct extensive pre-clinical testing and “adequate and well-controlled” clinical trials.  Conducting clinical trials is a lengthy, time-consuming and expensive process.  The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial.  Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses.  Moreover, we may continue to be affected by delays associated with the pre-clinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control.  The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	obtaining regulatory approval to commence a clinical trial;
•
reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA or other regulatory authorities imposed protocol requirements;
•	the inability to retain patients who have initiated a clinical trial but may be prone to withdraw due to various clinical or personal reasons, or who are lost to further follow-up;
•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;
•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after detection;
•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;
•	unforeseen safety issues;
•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and
•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from pre-clinical or initial clinical trials, we may not achieve the same success in future trials.  Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates.  We expect to commence new clinical trials from time to time in the course of our business as our product development work continues.  The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates.  Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

We rely on third parties to conduct our clinical trials and many of our preclinical studies.  If those parties do not successfully carry out their contractual duties or meet expected deadlines, our diagnostic test may not advance in a timely manner or at all.

In the course of our discovery, preclinical testing and clinical trials, we rely on third parties, including universities, investigators and clinical research organizations, to perform critical services for us. For example, we rely on third parties to conduct our clinical trials and many of our preclinical studies. Clinical research organizations and investigators are responsible for many aspects of the trials, including finding and enrolling patients for testing and administering the trials.  Although we rely on these third parties to conduct our clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with its investigational plan and protocol.  Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as good clinical practices, or GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials.  Our reliance on third parties does not relieve us of these responsibilities and requirements.  These third parties may not be available when we need them or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner, and we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated.  These independent third parties may also have relationships with other commercial entities, some of which may compete with us.  In addition, if such third parties fail to perform their obligations in compliance with our clinical trial protocols, our clinical trials may not meet regulatory requirements or may need to be repeated.  As a result of our dependence on third parties, we may face delays or failures outside of our direct control.  These risks also apply to the development activities of our collaborators, and we do not control our collaborators’ research and development, clinical trials or regulatory activities.

We do not have experience as a company conducting large-scale clinical trials, or in other areas required for the successful commercialization and marketing of our product candidates.

Preliminary results from clinical trials of CyPath® may not be indicative of successful outcomes in later stage trials.  Negative or limited results from any current or future clinical trial could delay or prevent further development of our product candidates which would adversely affect our business.

We have no experience as a company in conducting large-scale, late stage clinical trials, and our experience with early-stage clinical trials with small numbers of patients is limited.  In part because of this limited experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all.  Large-scale trials would require either additional financial and management resources, or reliance on third-party clinical investigators, CROs or consultants. Relying on third-party clinical investigators or CROs may force us to encounter delays that are outside of our control.  Any such delays could have a material adverse effect on our business.

We also do not currently have marketing and distribution capabilities for our product candidates. Developing an internal sales and distribution capability would be an expensive and time-consuming process.  We may enter into agreements with third parties that would be responsible for marketing and distribution.  However, these third parties may not be capable of successfully selling any of our product candidates.  The inability to commercialize and market our product candidates could materially affect our business.

Success in early clinical trials may not be indicative of results obtained in later trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals.  Data obtained from pre-clinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Positive results from our pre-clinical studies, Phase I and the first stage of our pilot study clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed.  The Phase I studies we have completed to date have been designed to primarily assess safety in a small number of patients.  The limited results we have obtained may not predict results for any future studies and also may not predict future diagnostic benefits of our cancer detection assay.  We will be required to demonstrate through larger-scale clinical trials that CyPath® is safe and effective for use in a diverse population before we can seek regulatory approval for its commercial sale.  There is typically an extremely high rate of attrition from the failure of cancer detection assay candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

If we successfully develop products but those products do not achieve and maintain market acceptance, our business will not be profitable.

Even if CyPath® or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	availability of alternative detection assays;
•	pricing and cost effectiveness;
•	effectiveness of our or our collaborators’ sales and marketing strategy; and
•	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if CyPath® or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market.  If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If we cannot license or sell CyPath®, it may be delayed or never be further developed.

We have completed validation work and are currently conducting pilot studies with CyPath® for the detection of lung cancer.  Taken together, the current U.S. study along with data collected from the pilot safety and efficacy study should provide the safety, dosimetry and efficacy data that will support the final design of the larger pivotal study.  Substantial financial resources will be needed to complete the final part of the trial and any additional supportive clinical studies necessary for potential product approval.  We do not presently have the financial resources internally to complete the larger pivotal study.  We may seek a licensing or funding partner for CyPath®, and hope that the data from our clinical studies will enhance our opportunities of finding such partner.  If a partner is not found for this technology, we may not be able to advance the project past its current state of development.  Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a cancer detection assay, we may not find a suitable partnering candidate for CyPath®.  We also cannot ensure that we will be able to find a suitable licensing partner for this technology.  Furthermore, we cannot ensure that if we do find a suitable licensing partner, the financial terms that they propose will be acceptable to us.

We may have significant product liability exposure because we maintain only limited product liability insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our cancer detection assays during a clinical trial adversely affects or causes the death of a patient.  Although we maintain product liability insurance for clinical studies in the amount of $3,000,000 per occurrence or $3,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate.  Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all.  Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

If we are unable to obtain, protect and enforce our patent rights, we may be unable to effectively protect or exploit our proprietary technology, inventions and improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents.  We try to protect our proprietary positions by filing United States and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business.  However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions.  Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving.  Accordingly, the degree of future protection for our patent rights is uncertain.  The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties.  In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions.  The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities.  An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony.  This disclosure could have a material adverse effect on our business and our financial results.

We may not be able to compete with our competitors in the pharmaceutical and biotechnology industry because many of them have greater resources than we do and they are further along in their development efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change.  Many of the cancer detection assays that we are attempting to discover or develop will be competing with existing detection methods.   Most or all of these companies have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials.  We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

If we lose qualified management and scientific personnel or are unable to attract and retain such personnel, we may be unable to successfully develop our products or we may be significantly delayed in developing our products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers.  For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. John J. Cousins, our President & Chief Financial Officer and Director, would adversely affect our development efforts and clinical trial programs during the period of time it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel.  We face intense competition in our recruiting activities, including competition from larger companies with greater resources.  We do not know if we will be successful in attracting or retaining skilled personnel.  The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Risks Relating to Our Common Stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be current in their reports under Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”) in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements could, in the future, be required to attest to the effectiveness of our internal controls over financial reporting. The attestation requirements by our independent registered public accounting firm are not presently applicable to us but we could become subject to these requirements for the year ended December 31, 2011.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

We estimate that we will receive up to $2,837,000 in net proceeds from the sale of shares of common stock in this offering, based on an assumed offering price of $   per share and after deducting estimated placement agent fees and estimated offering expenses in the approximate aggregate amount of $163,000.

            We will retain broad discretion over the use of the net proceeds to us from the sale of our common stock under this prospectus. We currently anticipate that the net proceeds from the sale of our securities under this prospectus will be used for general corporate purposes, including but not limited to working capital, including research, development and clinical trials of our product candidates.

CAPITALIZATION

The following table summarizes our capitalization, (a) on an actual basis as of December 31, 2009, and (b) on a pro forma as adjusted basis to reflect the estimated net proceeds we will receive from the sale of       shares of common stock offered by this prospectus at an assumed public offering price of $     per share, after deducting the placement agent’s fees and the estimated offering expenses we will pay.

	Actual Basis, as of December 31, 2009	Pro Forma Basis Upon Completion of Offering
Cash and cash equivalents	$20,041		$2,857,041
Long term Liabilities	120,477		120,477

Stockholders’ equity
Common stock; 150,000,000 shares authorized, no par value; 79,514,589 shares issued and 78,923,014 shares outstanding at December 31, 2009 and shares issued and outstanding as a result of completion of this offering *	7,626,166
Accumulated deficit	(8,436,160)		(8,436,160)
Total stockholders’ equity	$(812,496)	$

*Excludes 108,768 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2009).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “BMOD”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2008
	High	Low
First Quarter	$0.20	$0.04
Second Quarter	$0.11	$0.04
Third Quarter	$0.08	$0.02
Fourth Quarter	$0.08	$0.01

	Fiscal Year 2009
	High	Low
First Quarter	$0.07	$0.04
Second Quarter	$0.07	$0.03
Third Quarter	$0.53	$0.02
Fourth Quarter	$0.28	$0.12

	Fiscal Year 2010
	High	Low
First Quarter	$0.47	$0.13
Second Quarter	$0.31	$0.14
Third Quarter	$0.25	$0.15
Fourth Quarter	$0.18	$0.06

Holders

As of January 11, 2011, we had approximately 376 holders of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent for our common stock is OTR, Inc., 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

DILUTION

Purchasers of our common stock in this offering will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma, adjusted net tangible book value per share of common stock immediately after completion of this offering.

Historical net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the actual number of shares of common stock outstanding. Before giving effect to this offering, our pro forma net tangible book value as of December 31, 2009 was approximately ($926,141), or ($0.01) per share of common stock, based on 78,923,014 shares of common stock outstanding. Pro forma net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the pro forma number of shares of common stock outstanding at December 31, 2009 before giving effect to this offering.

After giving effect to our sale of        shares of common stock in this offering, at an assumed initial public offering price of $     per shares less placement agent fees and estimated offering expenses payable by us in the approximate aggregate amount of $163,000, our pro forma as adjusted net tangible book value as of December 31, 2009 would have been $      or $     per share. This represents an immediate increase in pro forma net tangible book value of $    per share, or      %, to existing stockholders and an immediate dilution of $   per share, or  %, to new investors. Dilution per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards, after giving effect to the sale of       shares in this offering at an assumed public offering price of $      per share and after deducting placement agent fees and estimated offering expenses payable by us.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$
Net tangible book value (deficit) per share before the offering	(0.01)
Impact on net tangible book value per share of this offering

Pro forma net tangible book value per share after this offering

Dilution in net tangible book value per share to new investors	$

Investors in this offering will be subject to increased dilution upon the conversion of our outstanding convertible notes and upon the exercise of outstanding stock options and warrants. As of January 11, 2011, our convertible notes outstanding could be converted into approximately 11,067,194 shares of our common stock, and stock options and warrants outstanding that are exercisable represented, in the aggregate, approximately an additional 8,983,769 shares of common stock.

SELECTED FINANCIAL DATA

The following tables summarize consolidated financial data regarding the business of the Company and should be read together with “Management Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of the Company and the related notes included with those financial statements.  The summary financial information as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 have been derived from our consolidated financial statements and notes thereto audited by GBH CPAs, PC, our independent registered public accounting firm.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

	December 31, 2009	December 31, 2008
Cash	$20,041	$36,854
Grants receivable	-	184,124
Current deferred charges	9,573	-
Accounts receivable - noncurrent	-	81,797
Property and Equipment, net of accumulated depreciation	-	1,984
Long-term deferred charges	26,325	-
Patents and trademarks, net of accumulated amortization	113,645	114,576
Total assets	169,584	419,335
Accounts payable and accrued liabilities	506,068	289,199
Advances from stockholders	215,142	201,643
Short-term debt	114,978	90,873
Deferred liability	25,415	-
Long-term debt	120,477	162,110
Total liabilities	982,080	743,825
Common stock, no par value	7,626,166	7,206,381
Treasury stock, at cost	(2,502)	-
Deficit accumulated during development stage	(8,436,160)	(7,530,871)
Total stockholders’ equity (deficit)	$(812,496)	$(324,490)

	Year ended December 31, 2009	Year ended December 31, 2008
General and administrative	$618,141	$978,192
Professional fees	231,448	192,226
Depreciation and amortization	35,528	52,205
Research and development	4,280	91,308
Total other income (expense)	(15,892)	998,668
Net loss attributable to common shareholders	(905,289)	(315,263)

Weighted average common shares outstanding – basic and diluted	76,690,417	72,607,361
Loss per share-basic and diluted	$(0.01)	$(0.00)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

We have been in the development stage since we began operations on January 3, 1990, and have not generated any revenues from operations. There is no assurance of any future revenues. As of September 30, 2010, we had an accumulated deficit of $9,474,129 and a working capital deficit of $177,757. In addition, we did not generate any cash from operations and have no cash reserve dedicated to fund expenditures. These factors create an uncertainty as to our ability to continue as a going concern.

Our plan of operation for the next 18 months is to complete the pilot and pivotal clinical trials for our lung cancer assay and submit clinical study results to the U.S. Food and Drug Administration ("FDA") for a PMA Class III approval of our CyPath® diagnostic assay for the early detection of lung cancer.  We are currently concluding the pilot clinical study.  The pilot clinical trial includes a cohort of patients with a confirmed diagnosis of cancer who had not begun treatment for the disease and a cohort of high-risk participants, including military veterans in New Mexico.  In October 2010, Biomoda reopened patient enrollment and sample collection for the cancer cohort of the pilot study after comprehensive analysis by the medical team of CT scans of patients revealed that some patients enrolled in the study who were suffering from recurrence of lung cancer did not display tumors in the lung cavity necessary for detection. These samples are being replaced.  The study team determined analysis of samples from more patients in the cancer cohort would be beneficial to provide a stronger foundation for the pivotal study.  Lung cancer patients at Christiana Care Health System currently are being enrolled in the cancer cohort.  In addition, Biomoda is negotiating with multiple medical institutions to open enrollment sites and provide samples from lung cancer patients.  We anticipate the new collection sites will contribute to the pilot study, and we will seek their qualification as sites for the pivotal study.  After securing sufficient samples from lung cancer patients in accordance with study protocol, the study team will complete data analysis and prepare the pilot study report for release.  The Company anticipates results sufficient to provide the foundation for a pivotal clinical study leading to submission to the FDA for approval of the commercial sale of Biomoda’s technology.

We are conducting internal studies with the assistance of medical and scientific experts on our research team to enhance commercialization of CyPath® including automation of sample reading, improving methods for the non-invasive collection of sputum samples, advancing understanding and application of fluorescent microscopy in relation to its ability to identify cancer cells, and developing strategies to enter the European market, including filing for approval of a CE mark.

Our initial product is an in-vitro diagnostic test for lung cancer that will be used to evaluate sputum samples obtained non-invasively from patients.  The samples will be sent to a clinical lab where they will be analyzed with the CyPath® assay labeling solution to determine the presence, or absence, of lung cancer or precancerous cells.  Our diagnostic test can be used for other tissue and body fluid samples, and we intend to create and market products to diagnose and screen for other prevalent cancers, including breast, cervical, bladder, oral and colorectal.  Toward that end, we are developing protocols and assembling a study team for feasibility studies for the use of CyPath® to diagnose breast and cervical cancer.

We have determined that our initial markets will build upon established relationships with prominent hospitals, laboratories and the U.S. Veterans Administration ("VA") hospitals.  Such relationships will ensure timely initial commercial sales.  This initial commercial acceptance within the VA system can be efficiently leveraged through the VA infrastructure.  The VA also is the product approval channel for the U.S. Agency for International Development ("AID"), conditional on FDA approval.  Ongoing published results of test data and clinical studies and presentations at appropriate medical symposia will help accelerate sales growth.

In addition to augmenting laboratory research and development, management plans to further strengthen our corporate infrastructure to adequately manage the future growth and success of our operations.  Management expects to hire additional personnel and enter into consulting and collaborative arrangements over the next 12 months as needed to continue to strengthen and enhance the growth of the Company.

Clinical Study Update

On March 5, 2009, we received approval from an independent Institutional Review Board ("IRB") to begin pilot clinical trials of our cytology-based screening technology for early detection of cancer. Biomoda’s proprietary technology had previously shown 100 percent sensitivity and 100 percent specificity during internal testing on a small sample of patients.

Funded by the New Mexico State Legislature and administered by the New Mexico Department of Veterans Services and the New Mexico Institute of Mining and Technology, the screening program is the first large-scale study of Biomoda’s CyPath® investigational-use-only (not yet FDA-approved) diagnostic, which is based on a patented molecular marker that binds to cancer cells and fluoresces under specific frequencies of medium light.

We have received full payment of a government contract for reimbursement of research and development costs of $1.3 million for fiscal year ended June 30, 2009, related to this study.

Study volunteers provide deep-lung sputum samples to be screened for the presence or absence of cancer cells. Participants’ CT scans are read by independent radiologists under the International Early Lung Cancer Action Program (“I-ELCAP”) Enrollment and Screening Protocol.  Results determined on the sputum samples with the investigational CyPath® assay in the Biomoda lab are then compared to the CT scan diagnostic results.  Results from this study will be used by Biomoda as the foundation for its large pivotal clinical study that will hopefully lead to FDA approval for commercialization of the CyPath® assay.

Dr. Thomas L. Bauer, Chief Thoracic Surgeon and cancer researcher with the Christiana Care Health System in Delaware, is the national Principal Investigator (PI) overseeing the pilot clinical study currently underway.  Dr. Bauer has led several lung and esophageal cancer studies.  Dr. Bauer is working with Dr. Lara Patriquin, a diagnostic radiologist in Albuquerque, who serves as the local PI for the pilot clinical study.

The pilot clinical study is focused on testing military veterans because they may be at least 25 percent more likely to develop lung cancer and die from the disease than the general population, according to a U.S. Department of Defense report. The pilot clinical trial also includes analysis of a cohort of patients with a confirmed diagnosis of lung cancer who had not yet begun treatment for the disease. In October 2010, Biomoda reopened patient enrollment and sample collection for the cancer cohort of the pilot study after comprehensive analysis by the medical team of CT scans of patients revealed that some patients enrolled in the study who were suffering from recurrence of lung cancer did not display tumors in the lung cavity necessary for detection.  These samples are being replaced.  The study team determined analysis of samples from more patients in the cancer cohort would be beneficial to provide a stronger foundation for the pivotal study.  Lung cancer patients at Christiana Care Health System currently are being enrolled in the cancer cohort.  In addition, Biomoda is negotiating with multiple medical institutions to open enrollment sites and provide samples from lung cancer patients.  We anticipate the new collection sites will contribute to the pilot study, and we will seek their qualification as sites for the pivotal study.  After securing sufficient samples from lung cancer patients in accordance with study protocol, the study team will complete data analysis, announce summary data, and prepare the pilot study report for release.  The Company anticipates results sufficient to provide the foundation for a pivotal clinical study leading to submission to the FDA for approval of the commercial sale of Biomoda’s technology.

Our pilot clinical trial to screen military veterans for early-stage lung cancer has been enhanced to include a longitudinal component, which will provide additional data on the efficacy of the Biomoda diagnostic. Study participants whose initial results indicated areas of concern – the presence of nodules on the lungs, a positive read by CyPath® – have been asked to return for follow-up screening. We believe the ability to monitor study participants over the longer term will result in a better medical outcome for the patient as well as provide additional data for Biomoda in preparation for the pivotal trials and FDA approval.

It is expected that continued contact with study participants that allows for monitoring of their lung health will expand the use of the CyPath® assay beyond early diagnosis to measuring the success of treatment.

Biomoda has taken preliminary steps necessary to conduct the multi-site pivotal clinical study of our diagnostic for early-stage lung cancer, trademarked under the name CyPath®.

Biomoda is seeking FDA approval of its cytology-based screening technology as a Class III medical device under the Pre-Market Approval ("PMA") process.  When pilot clinical trial results are complete, the Company intends to file a report with the FDA informing the agency of study findings and submit a pre-IDE (“Investigational Device Exemption”) filing.

Results of Continuing Operations

Fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008

We have recorded no significant revenue from inception through December 31, 2009.

Operating expenses decreased by $424,534 to $889,397 during the year ended December 31, 2009, compared to $1,313,931 for the year ended December 31, 2008. This decrease was primarily due to an increase in study reimbursements related to our New Mexico Department of Veterans Services study during 2009.

General and administrative expenses consist of expenses for executive and administrative personnel, facilities, consulting services, travel and general corporate activities. The decrease in these costs resulted from management’s cost-cutting efforts across the entire organization. We expect general and administrative costs to increase in the future as our business matures and develops. Such costs were primarily funded through the issuance of our common stock to conserve our cash resources.

Research and development expenses consist primarily of personnel expenses, consulting fees and lab expenses. Research and development costs decreased slightly due to management’s cost-cutting efforts. Research and development expense decreased primarily because of less stock issued as compensation. Additionally, during 2009 we received $878,145 for reimbursement of research and development costs related to a research study under the New Mexico Department of Veterans Services as compared to $677,169 received in 2008. These amounts reduced the costs recorded as research and development expenses by $640,970 for the year ended December 31, 2009.  We believe that continued investment in product development is critical to attaining our strategic objectives and, as a result, expect product development expenses to increase significantly in future periods. We expense product development costs as they are incurred.

Professional fees increased from $192,226 in 2008 to $231,448 in 2009 due to higher legal expense related to the Robins litigation.

Other income (expense) consists of interest and other income and expense. Interest expense decreased to $15,892 in 2009 from $45,375 in 2008. The decrease in interest expense was primarily related to the debt extinguishment of the ADOT loan.  In 2008, we also recorded a gain of $1,043,925 on extinguishment of the ADOT loan.

We had a net loss of $905,289 or $0.01 loss per share, and $315,263 or $0.00 loss per share, for the years ended December 31, 2009 and 2008, respectively, due to items discussed above.

Nine months ended September 30, 2010 compared to the nine months ended September 30, 2009

We have recorded no significant revenue from inception through September 30, 2010.

Research and development expenses consist primarily of personnel expenses and consulting fees. Research and development, including payroll costs and other technical costs, increased to $277,694 for the nine months ended September 30, 2010, from $55,819 for the nine months ended September 30, 2009. We believe that continued investment in product development is critical to attaining our strategic objectives and, as a result, we expect expenses such as clinical studies and collaborations to increase significantly in the next year. We expense product development costs as they are incurred.  During the nine months ended September 30, 2010 and 2009, we accrued a reimbursement of allowable research and development expenses through a clinical study funded through the New Mexico Department of Veterans Services and administered by the New Mexico Institute of Mining and Technology to screen New Mexican veterans for lung cancer.  For the nine months ended September 30, 2009, we recorded $547,712 as a reduction of research and development expenses related to this clinical study program.  This program ended in 2009.

General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel and general corporate activities.  General and administrative costs, taken together with professional fees, increased to $1,277,701 for the nine months ended September 30, 2010, from $536,498 for the nine months ended September 30, 2009.  The increase was primarily related to increased stock issuances for professional services.  We expect costs to increase in the future as our business prospects develop and we require more staff. The costs associated with being a publicly traded company and future strategic acquisitions will also be a contributing factor to increases in this expense.

Other income (expense) in these periods is composed of interest expense, gain on sale of assets and unrealized gains related to the increase in the fair value of the derivative liabilities associated with our outstanding warrants and options and other derivative instruments.  Interest expense increased for the nine months ended September 30, 2010, to $681,369 from $11,333 for the nine months ended September 30, 2009.  This increase is attributable to the interest expense incurred on the recognition of the derivative liability related to the convertible debt.  We recognized a gain of $2,068 associated with the sale of equipment for the nine months ended September 30, 2010.  Also, during the nine months ended September 30, 2010, we recognized an unrealized non-cash gain from the decrease in the fair value of the derivative liability related to our outstanding warrants, non-employee options, and convertible debt we sold on September 15, 2010 of $1,046,806, $8,342, and $153,608, respectively.

We had a net loss of $1,037,969 or $0.01 loss per share, and $633,017 or $0.01 loss per share, for the nine months ended September 30, 2010 and 2009, respectively, due to items discussed above.

Liquidity and Capital Resources

As of September 30, 2010, we had cash of $379,924, which was as a result of financings discussed below. We have funded our operations with sales of equity for cash, issuance of equity for services in lieu of cash and government funding.  In the next 18 months, it is our intent to generate revenues from product sales and to begin partially funding operations from revenues, which will be subject to the outcome of clinical studies and FDA approval. We estimate that we will require $3,000,000 in the next twelve months to fund operations and are exploring various financing opportunities.

The State of New Mexico awarded approximately $350,000 for the legislative period ending June 30, 2008, and $1.3 million in state funds for the legislative period ending June 30, 2009, to conduct lung cancer screening of veterans in New Mexico.  State funds were awarded to the New Mexico Department of Veterans Services, which contracted with New Mexico Tech to conduct the screening program.  New Mexico Tech subcontracted with us to perform the work contemplated by the New Mexico legislature. To date, we have received all of these funds. We are also pursuing congressionally directed medical research funds to further fund our pivotal study clinical study program, among other public opportunities.

On March 17, 2010, we entered into a securities purchase agreement with five accredited investors pursuant to which we sold in a private placement transaction (i) 6,875,001 shares of our common stock, at a purchase price of $0.16 per share, (ii) Series I warrants to purchase approximately an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described herein, (iii) Series II warrants to purchase up to approximately an additional 3,750,001 shares of common stock, subject to adjustment as described herein, on an automatic cashless exercise basis with an exercise price of $0.01 per share, and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share. We received aggregate gross proceeds of $1,000,000 from the sale of the shares and the warrants.

The Series I Warrants are exercisable to purchase an aggregate of 6,250,001 shares of our common stock over a 5-year term at an exercise price of $0.25 per share, subject to antidilution protection that could reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrants.  The Series I Warrants expire on March 17, 2015.

The Series II Warrants provided the investors pricing protection for the private placement with a floor price of $0.10 per share.  As the market price of our common stock declined between the closing of the private placement and June 20, 2010, which date is considered the Effective Date, the Series II warrants were automatically exercised on a cashless exercise basis and 589,712 additional shares were issued to the investors who participated in the private placement in order to effectively reduce the per share purchase price paid in the private placement to 80% of the 45-day volume weighted average trading price per share of our common stock immediately following the Effective Date.  There are no Series II Warrants outstanding as of September 30, 2010.

At the Effective Date, the Series III Warrants provided the investors a 60-day right to purchase an additional 6,250,001 shares of common stock from us at $0.16 per share.  The Series III Warrants expired on August 6, 2010, without exercise.

In connection with the private placement, we granted the investors registration rights.  We were obligated to use our best efforts to cause the registration statement to be declared effective no later than 90 days after the required filing date, which will be extended to 120 days in the event of a full review of the registration statement by the SEC, and to insure that the registration statement remains in effect until all of the shares of common stock registrable pursuant to the registration rights agreement have been sold or may be sold under Rule 144 without regard to volume or manner-of-sale restrictions.  In the event of a default of our obligations under the Registration Rights Agreement, including our agreement to file the registration statement with the Securities and Exchange Commission no later than April 9, 2010, or if the registration statement was not declared effective by the registration effective deadline, we were required pay to the investors, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1.5% of the aggregate purchase price paid per investor, subject to a maximum amount of liquidate damages of 9.0%.  The registration statement was filed on April 9, 2010 and was declared effective on May 6, 2010.

In connection with the private placement, we paid our placement agent, LifeTech Capital, Inc., a division of Aurora Capital LLC, a cash fee of $100,000 and issued it a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share.

On September 15, 2010, we entered into a securities purchase agreement with two institutional investors pursuant to which we sold in a private placement transaction (i)  $560,000 in principal amount of convertible notes for $500,000 in cash, with a conversion price equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the date on which a Purchaser elects to convert all or part of its note and (ii) 5-Year warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.  We paid fees to the purchasers of $20,000 related to the notes.

In addition to funding normal operating expenses, the proceeds from the securities purchase transaction are targeted for four main objectives

1.	Completion of the pilot study.
2.	Design of the pivotal study.

3.	Investigation of CyPath’s suitability as a diagnostic for additional cancers.

4.	Development of strategies to enter the European market, including filing for approval of a CE mark.

Product development expenditures, including personnel expense and general and administrative expense were $118,122 for the three months ended September 30, 2010.  Funds for operations, product development and capital expenditures were provided from the sale of company stock, warrants and a convertible debenture.

On July 20, 2010, we submitted an application for a grant under the Qualifying Therapeutic Discovery Project provided under new section 48D of the Internal Revenue Code enacted as part of the Patient Protection and Affordable Care Act of 2010 (P.L. 111-148).  We were notified on November 1, 2010, that we were awarded $244,479 in federal grant funding under section 48D. We will require substantial additional funding for continuing research and development, obtaining regulatory approval and the commercialization of our products.

Management believes that sales of securities and government contracts will provide adequate liquidity and capital resources to meet the anticipated development-stage requirements through the end of 2011.  In addition, it is anticipated that sales of our initial screening product will begin in 2012, pending FDA approval, and generate operating revenues.  It is anticipated that these sales will provide the additional capital resources to fund the proportionately higher working capital requirements of production and sales initiatives and continued product development for second-generation diagnostic and therapeutic products.

Overall, we had a cash flow of $359,883 for the nine months ended September 30, 2010, resulting from $1,541,987 in cash provided by financing activities, partially offset by $1,149,784 used in our operating activities and $32,320 used in our investing activities.

Inflation

Management believes that inflation has not had a material effect on our results of operations.

Off-Balance Sheet Arrangements

There are no off-balance sheet financing arrangements.

Critical Accounting Policies

Estimates

Critical estimates made by management are, among others, estimates for current and deferred taxes, recoverability of intangible assets, collectability of contract receivables, estimation of costs for long-term contracts, allowance for loss on contracts, value of patents and other intangibles, and the valuation of other assets. Actual results could materially differ from those estimates.

Research and Development

Research and development costs are charged to operations as incurred. We incurred approximately $4,000, $91,000 and $2,721,000 of research and development expenses (after study reimbursements) for the years ended December 31, 2009, 2008 and for the period from January 3, 1990 (Inception) through December 31, 2009.

The accumulated costs associated with the research study are billed monthly to New Mexico Tech.  We record a receivable and a corresponding reduction in research and development expense in operations.  Total reduction of research and development costs at December 31, 2009, was $640,970.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or ASC 105-10). SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009, and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009, did not impact our results of operations or financial condition. The Codification did not change GAAP; however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies.

In June 2008, the FASB issued FSP EITF 03-6-1 (ASC 260-10), Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1” or ASC 260-10). FSP EITF 03-6-1 (ASC 260-10) addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in computing earnings per share under the two-class method described in SFAS No. 128 (ASC 260-10), Earnings Per Share. FSP EITF 03-6-1(ASC 260-10) is effective for us as of January 1, 2009, and in accordance with its requirements it will be applied retrospectively. The adoption of FSP EITF 03-6-1 (ASC 260-10) did not have a material impact on our consolidated financial statements.

Other recent accounting pronouncements did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

BUSINESS

General

We are a development stage company incorporated in the state of New Mexico on January 3, 1990 (Inception).  We have laboratories and offices at 609 Broadway NE, in Albuquerque, New Mexico, that are used for corporate and research and development activities. The mailing address is 609 Broadway NE, Albuquerque, NM 87102. The telephone number is (505) 821-0875, and the fax number is (866) 519-6156

On January 8, 2010, we dissolved Biomoda Holdings, Inc., a Nevada corporation incorporated August 12, 2003, as no longer necessary or useful for operations.

Our Operations

We are an InVitro Diagnostics company that develops assays, or tests, to detect cancer. These assays are performed in clinical reference laboratories using body-fluid samples. This technology is based on an exclusively licensed patent from Los Alamos National Laboratory. We were issued our own patent in January 2005, and have received a Divisional and a Continuation-In-Part (“CIP”) extension of that owned patent. The technology is based on a porphyrin molecule that has an affinity to bind with cancer cells and cause them to fluoresce red under ultraviolet light. The porphyrin molecule is easy to obtain, manufacture and use. This is a broad-based technology that works with a variety of cell types.

We are in the process of developing a line of assays for a variety of cancers based on adaptations of this technology. Our first product is an assay for the detection of early-stage lung cancer. Lung cancer represents a large market with seriously unmet diagnostic needs. The survival rates for lung cancer are dismal, due in large part to the fact that this disease is typically diagnosed late in its progression. Our lung cancer assay tests deep-lung sputum, which is collected by having the patient cough into a cup, for cancer cells. This technology has the potential to diagnose other cancers as well. We have identified bladder, breast, colorectal, cervical, oral, and prostate cancer diagnosis as our next significant business opportunities.

Market Need

Cancer is the greatest disease killer in the United States and other developed countries of the world, and lung cancer claims more lives than any other cancer. Survivability of lung cancer is extremely low.  Only 40% of patients diagnosed with lung cancer survive one year after being diagnosed.  The five-year survival rate is 15%.  Predictive early-stage diagnosis is desperately needed.

World of Medicine

The medical profession has shifted to an individualized approach to treatment in recognition of the fact that people respond differently to different therapies. Personalized disease management is an overall direction being adopted within medicine to address risk assessment, diagnosis, treatments and individual response to therapies. Our technology will enhance this new paradigm in medicine with improvements in early-stage diagnosis.

Within personalized disease management, our CyPath® assay has a large opportunity to be adopted by the medical community for screening, monitoring and surveillance of cancers.  Screening is the largest market. Monitoring is critical for accurately gauging individual responses to the efficacies and toxicities of various therapies.

Business Model

Our end customers are the patients who should be screened for cancer whether they present with symptoms or not and the doctors that prescribe diagnostic tests. Our primary customers are clinical reference labs whose role is to respond to a physician's request (prescription) for a test, receive the sample, execute the assay, and deliver the test result to the physician who can then inform the patient of the diagnostic conclusion.

The clinical reference labs will seek reimbursement from Medicare and private insurers based on existing reimbursement codes. We performed a reimbursement code study in 2003, and determined that current codes exist and are economically feasible under Centers for Medicare & Medicaid Services, or CMS, codes.  The CMS is a Federal agency within the U.S. Department of Health and Human Services.

We intend to use contract manufacturing and contract sales organizations in the commercialization of the assay. This infrastructure is readily available, and allows us to take advantage of world-class expertise.  The use of existing manufacturing and sales cuts costs and increases efficiencies through negotiated contracts and multiple sourcing.

Contract for Clinical Study

In the first quarter of 2008, the New Mexico Department of Veterans Services signed an agreement with New Mexico Tech to administer $350,000 in funding appropriated by the 2007 New Mexico State Legislature for a prospective clinical study for the early detection of lung cancer among New Mexico veterans.  Along with New Mexico Tech, we signed an agreement in the fourth quarter of 2007 to conduct this clinical study using our technology.

The 2008 session of the New Mexico State Legislature further appropriated a total of $1.3 million to continue of the clinical study administered by the New Mexico Department of Veterans Services and New Mexico Tech.  Our technology was the focus of the study.

The team of experts dedicated to the clinical study includes representatives from TriCore Laboratories, Alquest, Radiology Associates, New Mexico Tech and Quintiles Consulting. The Department of Veterans’ Services and Black Veterans Association of New Mexico assisted with outreach and recruitment of veterans.

We received approval from an independent Institutional Review Board, or IRB, on March 4, 2009, to begin pilot study clinical trials of our cytology-based screening technology for early detection of cancer.

IRB review protects research subjects by reviewing the study protocol to make sure it adheres to U.S. Food and Drug Administration, or FDA, and U.S. Department of Health and Human Services regulations, that risks to participants are minimized and acceptable in light of the possible benefits, that the informed consent document is accurate, and that the research is conducted in an ethical manner.

We recruited volunteers for the study from New Mexico’s veteran population. Volunteers were “20 pack year” smokers, individuals who have smoked one pack a day for 20 years or two packs a day for 10 years.  In September 2009, we added a longitudinal component to the pilot study clinical trial to screen military veterans for early-stage lung cancer, which will provide additional data on the efficacy of our diagnostic.

As of May 24, 2010, we had recruited more than 500 veterans for the pilot study and completed screening on 160 individuals.  We are currently conducting analysis on a positive cohort of diagnosed lung cancer patients at Christiana Care Health System, the teaching hospital associated with the University of Delaware, under the direction of Dr. Bauer.  Results will be published at the end of the study period after all patient data has been recorded and analyzed.

Our pilot clinical trial to screen military veterans for early-stage lung cancer has been enhanced to include a longitudinal component, which will provide additional data on the efficacy of our diagnostic. Study participants whose initial results indicated areas of concern – the presence of nodules on the lungs, a positive read by CyPath® or a positive read for cancer cells with Pap analysis – have been asked to return for follow-up screening. We believe the ability to monitor study participants over the longer term will result in a better medical outcome for the patient as well as provide us additional data in preparation for the Phase III pivotal trials and FDA approval. It is expected that continued contact with study participants that allows for monitoring of their lung health will expand the use of the CyPath® assay beyond early diagnosis to measuring the success of treatment.

We have begun preliminary design and coordination for the Phase III pivotal clinical trial of our in-vitro diagnostic for early-stage lung cancer. The multi-site Phase III pivotal trial will include up to 3,500 patients and will be designed to yield data and analysis sufficient for FDA approval of the assay in the last quarter of 2011 for commercial use in the United States.

Dr. Thomas L. Bauer, thoracic surgeon and cancer researcher with the Christiana Care Health System in Delaware, is the national principal investigator overseeing our study. Bauer has led several lung and esophageal cancer studies. Bauer works with Dr. Lara Patriquin, a diagnostic radiologist in Albuquerque, who serves as the local principal investigator for the study. Dr. Bauer’s work follows the I-ELCAP Enrollment and Screening Protocol, and the multiple sites selected for the pivotal study clinical trials will be I-ELCAP approved.

We are developing the protocol for the Phase III pivotal trials for submission to an Institutional Review Board (IRB).  IRB review protects research subjects by making sure the study protocol adheres to FDA and U.S. Department of Health and Human Services regulations, that risks to participants are minimized and acceptable in light of the possible benefits, that the informed consent document is accurate, and that the research is conducted in an ethical manner.

We are seeking FDA approval of our cytology-based screening technology as a Class III medical device under the Pre-Market Approval (PMA) process.  When pilot clinical trial results are complete, we intend to file a report with the FDA informing the agency of study findings and submit a pre-IDE (Investigational Device Exemption) filing.

Research and Development Activities

We are engaged in research activities related to defining and delineating the mechanism for TCPP’s affinity to bind with cancerous cells.

Our research is undertaken in collaboration with universities, scientists, research institutions, and medical facilities domestically.    We are working toward further research and clinical trials which we anticipate will expand upon current collaborations to engage additional domestic and international partnerships with leading public and private institutions, scientists and researchers.

Contracts

We have contracted with New Mexico Institute of Mining and Technology, or New Mexico Tech, to collaborate on clinical studies and the development of specialized image recognition technology as part of the commercialization of our assay for the early detection of lung cancer. New Mexico Tech, in Socorro, New Mexico, is a world leader in many areas of research, including biomedical, hydrology, astrophysics, atmospheric physics, geophysics, homeland security, information technology, geosciences, energetic materials engineering, and petroleum recovery. The university specializes in research, focusing on science, engineering and related fields.

Radiology Associates of Albuquerque is the collection site for the current clinical trial and provides computed tomography, or CT, scans of clinical patients, including reading the results of the CT scans.

We have contracted with Alquest, Inc. of Minneapolis, Minnesota, to provide a range of clinical services including protocol design and study implementation for our clinical programs.  Alquest is a leading clinical research organization with a focus in oncology, dermatology, nephrology, and medical devices and offers a comprehensive understanding of efficiently managing clinical trials from Phase I through IV through to post-marketing studies, safety surveillance and patient registries.

We have contracted with Quintiles Consulting in Rockville, Maryland, for regulatory consulting and the design of clinical studies of Biomoda’s proprietary test for detection of early lung cancer. Quintiles Consulting is the regulatory consulting unit of Quintiles Transnational Corp., a global corporation powering the next generation of healthcare by providing a broad range of professional services in product development, financial partnering and commercialization for the pharmaceutical, biotechnology and medical device industries

 TriCore Reference Laboratories in Albuquerque, New Mexico, is under contract to assist with assay preparation, testing and analysis of our proprietary test for detection of early lung cancer as part of our clinical programs.  TriCore is a regional medical reference laboratory providing diagnostic testing for physicians, hospitals, and other healthcare providers. In addition to being a full-service reference laboratory offering more than 1,500 diagnostic tests, TriCore is a leader in research and clinical trials for universities, medical diagnostics companies and international biotech firms.

We and Christiana Care Health Services of Newark, Delaware, contracted for the services of Thomas L. Bauer, MD, thoracic surgeon and cancer researcher, to be the national principal investigator overseeing our clinical studies for early lung cancer detection. Dr. Bauer has led several lung and esophageal cancer studies. Dr. Bauer partners with Dr. Lara Patriquin, a diagnostic radiologist in Albuquerque, who is serving as the local principal investigator for the current study.

Christiana Care Health Services is under contract with us for sample procurement and assay research and development.  The Helen F. Graham Cancer Center associated with Christiana Care Health System is recruiting a cohort of patients diagnosed with lung cancer to participate in the final stage of the pilot study of the investigational CyPath® assay. Christiana Care’s Institutional Review Board reviewed our study protocol to ensure compliance with scientific, regulatory and ethical standards and sample procurement is proceeding.

We have contracted for services with Gordon Bennett, a Fluorescence Microscopist. Mr. Bennett has a B.S. in physics as well as a J.D. from the University of New Mexico. His background is in photonics and electronics. He has been adjunct faculty at the College of Santa Fe and has held the Chair in Photonics and Biophotonics at Central New Mexico Community College. He is currently a member of the Optical Society of America and the New Mexico State Bar.

Customers

While clinical reference laboratories represent our primary customer, sales will be driven by physician referrals. Our initial marketing strategy is focused on creating a high profit margin for both the laboratories and us. This model offers significant economic incentives for our customers to embrace our assays.

We have begun to create and establish visibility and credibility with the physicians who generate sales by actively raising awareness among this audience. We have begun coordinated scientific collaborations and will follow completion of clinical testing by publishing results in clinical journals and presenting our findings at medical conferences. We are currently working with Christiana Care Health Services in Newark, Delaware, and plan to expand collaborations and collaborative studies with the premier lung cancer researchers in the world

We will use detailing agents (specialized sales agents) to provide direct marketing efforts to physicians.

Intellectual property will be protected through active, licensed-based collaborations with reference labs on a regional basis with an emphasis on identifying lab partners that have business relationships with physician networks or HMOs. This will enable us to develop strategic relationships with customer groups who have formal relationships with those who drive sales.

Competition

Competition falls into several segments: biomarkers, radiology, genomics, and proteomics.  CyPath® should be considered as a complement to diagnostic tools described below as well as a stand-alone diagnostic.

Biomarkers represent the closest competitors in terms of market introduction. Biomarkers are used to indirectly identify cellular aberrations and disease. We are monitoring the activity of companies in this space, and we believe our technology offers inherent commercial advantages over biomarkers. CyPath® is cheaper to make, more stable, and simpler to use in the commercial laboratory environment.

Radiology technology is not as sensitive to the earliest stages of cancer as we believe our technology will prove after clinical testing, and there are limits to radiation exposure for monitoring and surveillance of cancer.  Radiology as a testing method also is more expensive than the anticipated cost of our assay.

Genomics and proteomics are leading-edge science.  These technologies are not ready for commercialization, and details on specificity and sensitivity for specific cancer diagnosis are lacking because of the early nature of the technologies.

CyPath® is a complementary product to diagnostic tools currently used to diagnose cancer as well as a stand-alone early-stage diagnostic tool. Personalized disease management requires a tiered assay schema or algorithm.  CyPath® is a front-end diagnostic and screening tool and an aid in determining whether or not more expensive and specialized tests are warranted. Our product can be highly valuable to physicians by optimizing and expanding current medical practices by offering a simple diagnostic test to screen for cancer.

Intellectual Property

We own U.S. patent 6,838,248, titled “Compositions and methods for detecting pre-cancerous conditions in cell and tissue samples using 5, 10, 15, 20-tetrakis (carboxyphenyl) porphine” which was issued on January 4, 2005. The foreign equivalents were granted in Japan, Mexico, and Australia and are pending in Europe and Canada.

In April 2008, the U.S. Patent Office awarded patent number 7,384,764, a Divisional Patent to our researchers entitled “Method of Prognosing Response to Cancer Therapy with 5,10,15,20 - Tetrakis (Carboxyphenyl) Porphine.”

In March 2009, the U.S. Patent Office awarded patent number 7,670,799, a Divisional Patent to our researchers related to the making of TCPP. We have filed an additional patent application on the proprietary innovations based on flow cytometry and dark-field microscopy as platforms for cell analysis. We further anticipate that our research and development efforts and collaborations will generate new patent applications within the next year.

The U.S. Patent and Trademark Office has registered the marks CyPath® and CyDx®.

Suppliers

We have identified several suppliers for all key components of our lung cancer diagnostic assay that can provide sufficient quantities for commercialization of the assay. Discussions continue with these suppliers as proper at each stage of our development.

Employees

As of January 1, 2011, we had 10 full-time employees.  We have contracts for services on various projects on an on-going or as-needed basis.  We believe that our relations with our employees are good.

DESCRIPTION OF PROPERTY

We have laboratories and offices at 609 Broadway NE, in Albuquerque, New Mexico that are used for corporate and research and development activities. The mailing address is 609 Broadway NE #215, Albuquerque, NM 87102. Our telephone number is (505) 821-0875 and our fax number is (866) 519-6156. Our current laboratory and office space consists of approximately 1,300 square feet. The lease runs on a month-to-month basis at a cost of $3,300 per month. We believe that our existing facilities are suitable and adequate to meet our current business requirements. We maintain a website at www.biomoda.com and the information contained on that website is not deemed to be a part of this prospectus.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
Maria Zannes	55	Chief Executive Officer and Chairman of the Board	Director
John J. Cousins	54	President, Chief Financial Officer, Treasurer and Controller	Director
Timothy Zannes	58	Corporate Secretary
David Lambros	55		Director
Lewis White	57		Director

We elect our Board of Directors at meetings of shareholders and directors hold office until the next meeting of shareholders following their election. In the event of a vacancy due to resignation, removal or death, the remaining duly elected Directors may fill such vacancy until the next meeting of the shareholders. Officers are elected by the Board of Directors which shall at a minimum elect a president, a secretary and a treasurer to hold office for one year and thereafter until their successors are elected. The Board of Directors may, from time to time, by resolution, appoint one or more vice presidents, assistant secretaries and assistant treasurers as it may deem advisable, prescribe their duties; and fix their compensation.

Maria Zannes, Chief Executive Officer, Chairman of the Board and Director. Ms. Zannes has been our Chief Executive Officer since December 2010, Chairman of the Board since July 2010 and a director since May 2008.  Between October 2009 and July 2010, Ms. Zannes was our Corporate Secretary.  Between 1995 and 2005, Ms. Zannes was the president of Energy Recovery Council, a national waste-to-energy trade group in Washington, D.C. Ms. Zannes has been a principal of The Zannes Firm since 2005 and the President since 2010, by which she consults for private clients in the medical and waste industry. Since 2006, Ms. Zannes has been a research associate with the Earth Engineering Center at Columbia University and co-founder of two research centers at Columbia.  Previously, Ms. Zannes was the General Manager of ECOS Corporation, a subsidiary of Burlington Environmental in Seattle, Washington and a Project Manager for Wheelabrator Technologies, Inc., a subsidiary of Waste Management.  She was a legislative aide and press secretary to Congressman Charles Wilson (D-Texas) after she began her career as a journalist. Ms. Zannes is licensed to practice law in New Mexico and Washington.  Ms. Zannes is a director of The American Homecoming Foundation, a charitable foundation to assist homeless American veterans and the Standard Alcohol Company of America, Inc., an alternative fuel company. Ms. Zannes’s extensive entrepreneurial background, many years of senior management experience and her experience as a legislative aide and federal lobbyist led to the Board's conclusion that she should serve as a director.

John J. Cousins, President, Chief Financial Officer, Treasurer Controller and Director. Mr. Cousins has been President, Chief Financial Officer, Treasurer, Controller and a Director since 2002.  Mr. Cousins began his business career as a design engineer for Ampex Corporation, a manufacturer of broadcast and computer equipment, and the American Broadcasting Company television network. In 1990, he was named vice president of Cimmaron Business Development Corporation, a southwest regional merchant and investment banking operation. In 1996, Mr. Cousins became president of Terra Firm, a business consulting firm. Between 1999 and 2002, Mr. Cousins was the vice president of Advanced Optics Electronics, Inc., a large-scale flat panel display technology company.  Mr. Cousins is a director and treasurer of American Homecoming Foundation. Since April 2010, Mr. Cousins has also been a Director of New Mexico Biotechnology and Biomedical Association (NMBio). NMBio was established to provide a forum for information exchange in the life sciences, develop initiatives to enhance small business success, provide education and outreach, help establish collaborations, and publicize the New Mexico bioscience industry. NMBio is an affiliate of the national Biotechnology Industry Organization. Mr. Cousins has undergraduate degrees from Boston University and the Lowell Institute School at MIT and a Masters of Business Administration from the Wharton School.  Mr. Cousins was selected to serve as a director due to his deep familiarity with our business and his substantial financial and technical experience.

Timothy Zannes, Corporate Secretary. Mr. Zannes has been our Corporate Secretary since July 2010 and Corporate Counsel since January 2008. Mr. Zannes has been an attorney practicing in the state of New Mexico since 1992. During his practice he has written appeals for attorneys in Ohio, worked as a guardian ad litem for abused and neglected children and criminal defense work.  Previously, Mr. Zannes worked as an investigator for the Albuquerque City Attorney's Office and as a private investigator in his own firm.

David Lambros, Director. Mr. Lambros has been a director since May 2008.  Mr. Lambros was the elected law director of Brook Park, Ohio, and presently serves the law director of the Village of Valley View and the Village of Kelleys Island, Ohio. As law director, he served as the chief legal counsel to cities negotiating with corporations and business, and is an expert in municipal law. Mr. Lambros is the owner and director of David A. Lambros Company, which is his personal law practice.  He presently is a director on the Systems Board at Southwest General Hospital (since 2005) and Kelleys Island Land Company LLC (since 2003).  Mr. Lambros was selected to serve as a director due to his extensive knowledge of administrative law.

Lewis White, Director. Mr. White has been a director since May 2008.  Since 2003, Mr. White has been the Managing Director of New Energies Nebraska, LLC, a subsidiary of Standard Alcohol Company. Since April 2007, he has been the principal owner of DCS Group, a childcare consulting and catering corporation in Omaha, Nebraska. Between 1993 and 1998, Mr. White was the CEO of Los Hojas Corporation, a manufacturer of bio-degradable mulch. He has also been a real estate investor, principal of a food services business catering to niche markets and an employee of the State of Nebraska.  Mr. White earned a certification in Real Estate Brokerage from the University of Nebraska at Omaha.  Mr. White was selected to serve as a director due to his deep familiarity with our business and his entrepreneurial background.

Family Relationships

Maria Zannes and Timothy Peter Zannes are siblings. Both are cousins to David Lambros. Aside from that, there are no family relationships that exist among the directors, officers, or other persons nominated to become such.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that (i) Mr. Cousins and Ms. Zannes have relationships which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market and (ii) Messrs. Lambros and White are independent directors as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last two completed fiscal years exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Cousins, President	2010	$170,592	--	$13,250	--	--	--	--	$183,842
	2009	$97,392	--	$4,250	--	--	--	--	$101,642

Maria Zannes, CEO (1)	2010	$--	--	$13,250	--	--	--	$80,119	$93,369

(1)
Ms. Zannes was appointed as Chief Executive Officer on December 29, 2010.  Prior to her appointment, Ms. Zannes was a director and consultant, and formerly the corporate secretary.  Ms. Zannes had an agreement to receive a consulting fee of $5,000 per month, which was waived from time to time by Ms. Zannes.  The consulting agreement was terminated on January 1, 2011, at which time Ms. Zannes began to collect a salary.

Option/SAR Grants in Fiscal Year Ended December 31, 2010

None.

Stock Option Plans

None.

Employment Agreements

John Cousins

In November 2008, we entered into a five-year employment agreement with Mr. Cousins, our President, which automatically renews for successive three year periods unless terminated pursuant to the agreement. Pursuant to this agreement, Mr. Cousins receives an annual salary of $135,000. Additionally, he is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies in effect from time to time. In the event that Mr. Cousin’s employment is terminated by us, Mr. Cousins is entitled to the continuation of payment of his then annual salary as follows:

1)	In the event of Mr. Cousins’ death, for a period of 30 days after his death;
2)	In the event that Mr. Cousins is totally disabled, for a period of 12 months following such termination for disability; and
3)
In the event that Mr. Cousins is terminated without cause (as defined in the agreement), until the later of the initial five year term of the employment agreement or 36 months.  In addition, Mr. Cousins would be entitled to receive one million shares of our common stock and we would provide Mr. Cousins and his spouse and dependents health insurance until the earlier of (i) the last day Mr. Cousins receives salary pursuant to this section, (ii) Mr. Cousins’ death, or (iii) the date on which Mr. Cousins is covered by a comparable insurance plan by a subsequent employer.

Timothy Zannes

In January 2009, we entered into a five-year employment agreement with Mr. Zannes, our Corporate Secretary and Corporate Counsel, which automatically renews for successive three year periods unless terminated pursuant to the agreement. Pursuant to this agreement, Mr. Zannes receives an annual salary of $80,000. Additionally, he is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies in effect from time to time. In the event that Mr. Zannes’ employment is terminated by us, Mr. Zannes is entitled to the continuation of payment of his then annual salary as follows:

1)	In the event of Mr. Zannes’ death, for a period of 30 days after his death;
2)	In the event that Mr. Zannes is totally disabled, for a period of 12 months following such termination for disability; and
3)
In the event that Mr. Zannes is terminated without cause (as defined in the agreement), until the later of the initial five year term of the employment agreement or 36 months.  In addition, Mr. Zannes would be entitled to receive five hundred thousand shares of our common stock and we would provide Mr. Zannes and his spouse and dependents health insurance until the earlier of (i) the last day Mr. Zannes receives salary pursuant to this section, (ii) Mr. Zannes’ death, or (iii) the date on which Mr. Zannes is covered by a comparable insurance plan by a subsequent employer.

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On August 6, 2009, we issued 100,000 shares of our common stock to Timothy Zannes in exchange for the retirement of $5,000 of debt owed.

As of December 31, 2009, we had advances of approximately $215,000 payable to two of our stockholders. Such advances bore interest at 10% per annum and are due on demand. The advances are all due on demand. Interest expense related to such advances for the years ended December 31, 2009 and 2008 and for the period from inception through December 31, 2009 was approximately $13,000, $13,000 and $80,000, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 11, 2011.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS (3)

John Cousins	Common Stock	2,835,000	3.05%

Maria Zannes	Common Stock	683,000	*

Timothy Zannes	Common Stock	600,200	*

David Lambros	Common Stock	777,000	*

Lewis White	Common Stock	3,946,000	4.25%

All Officers and Directors As a Group (5 persons)	Common Stock	8,841,200	9.51%

* Less than 1%.

(1) Unless otherwise noted, the mailing address of each beneficial owner is 609 Broadway NE #215, Albuquerque, New Mexico 87102.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 11, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 92,936,884 shares of common stock issued and outstanding as of January 11, 2011.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 150,000,000 shares of common stock, no par value per share. As of January 11, 2011, there are 92,936,884 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 4,000,000 shares of preferred stock, no par value per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of New Mexico.

We designated 2,000,000 shares as the Series A convertible preferred stock. The Series A preferred stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at our discretion. Prior to redemption, each share of the Series A preferred stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A preferred stock will be entitled to dividends equal to the amount of dividends for the number of shares of common stock into which it is entitled to be converted. There are no Series A convertible preferred shares issued or outstanding as of January 11, 2011.

Options

As of January 11, 2011, there are 108,768 options to purchase shares of our common stock issued and outstanding, consisting of 75,000, exercisable at $2.99 per share, which expire on December 1, 2013 and 33,768, exercisable at $0.90 per share, which expire on September 1, 2015.

Warrants

In connection with a private placement financing completed in March 2010, we issued Series I warrants to purchase 6,875,001 shares of our common stock, which are still outstanding.  The Series I Warrants give the investors in the transaction rights to purchase the same number of shares purchased in the transaction over a 5-year term at an exercise price of $0.25 per share, subject to anti-dilution protection that could reduce the exercise price, and subject to adjustments for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting our common stock. The Series I Warrants expire on March 17, 2015.  Aside from the anti-dilution adjustment associated with the exercise price premium, the Series I Warrants are not subject to any further adjustments with respect to the exercise price or number of shares covered.  In addition, we issued our placement agent a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share.

In connection with a private placement financing completed in September 2010, we issued warrants to purchase 2,000,000 shares of our common stock, which are still outstanding.  The warrants are exercisable for five years from the date of issuance at an exercise price of $0.25 per share, subject to anti-dilution protection that could reduce the exercise price, and subject to adjustments for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting our common stock.

Convertible Securities

On September 15, 2010, we entered into a securities purchase agreement with two accredited investors, providing for the sale by us to the investors of 10% convertible notes in the aggregate principal amount of $560,000, in exchange for $500,000.

The notes mature on August 31, 2011 and bear interest at the annual rate of 10%.  The investor may convert, at any time, the outstanding principal on the note into shares of our common stock at a conversion price per share equal to the lesser of (i) eighty percent (80%) of the average of the three lowest volume weighted average prices of our common stock during the 20 trading days immediately preceding the conversion date or (ii) $0.25.

Transfer Agent

The transfer agent for our common stock is OTR, Inc. The transfer agent’s address is 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204, and its telephone number is (503) 225-0375.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law.  Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are offering up to     shares of common stock for a per share price of $   . We intend to engage a licensed broker-dealer as our placement agent for this offering. The placement agent will not purchase or sell any shares of common stock, nor will they be required to arrange for the purchase and sale of any specific number or dollar amount of shares of common stock, other than to use their “best efforts” to arrange for the sale of shares of common stock by us. Therefore, we may not sell the entire amount of shares of common stock being offered.

Upon the closing of the offering, we expect to pay the placement agent a cash transaction fee equal to approximately 8% of the gross proceeds to us from the sale of the shares of common stock in the offering. In addition to this transaction fee, we expect to grant a five year compensation warrant to the placement agent to purchase a number of shares of our common stock equal to approximately 8% of the number of shares of common stock sold by us in the offering. The compensation warrants are expected to be exercisable for a period of five years from issuance and will comply with FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the compensation warrants (which shall not be earlier than the closing date of the offering pursuant to which the compensation warrants are being issued), the compensation may not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except the transfer of any security as permitted by the FINRA rules.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

GBH CPAs, PC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2009 and 2008 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have a provision in our charter, by-laws, or other contracts providing for indemnification of our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Biomoda, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

BIOMODA, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Biomoda, Inc.
(A Development Stage Company)
Albuquerque, New Mexico

We have audited the accompanying consolidated balance sheets of Biomoda, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholder's deficit and cash flows for the years ended December 31, 2009 and 2008 and the period from January 3, 1990 (inception) to December 31, 2009. These financial statements are the responsibility of Biomoda, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements for the period from January 3, 1990 (inception) through December 31, 2005 were audited by other auditors whose reports expressed unqualified opinions on those statements. The consolidated financial statements for the period from January 3, 1990 (inception) through December 31, 2005 include total revenues and net loss of $23 and $3,101,245, respectively. Our opinion on the consolidated statements of operations, stockholders' deficit and cash flows for the period from January 3, 1990 (inception) through December 31, 2009, insofar as it relates to amounts for prior periods through December 31, 2005, is based solely on the reports of other auditors.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 3, 1990 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues. Also discussed in Note 1 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

March 29, 2010

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008

ASSETS

CURRENT ASSETS
Cash	$20,041	$36,854
Grants receivable	-	184,124
Deferred charges	9,573	-

Total current assets	29,614	220,978

Accounts receivable	-	81,797
Property and equipment, net of accumulated depreciation	-	1,984
of $ 17,436 and $15,425
Deferred charges	26,325	-
Patents and trademarks, net of accumulated amortization
of $315,495 and $268,387	113,645	114,576

Total assets	$169,584	$419,335

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$506,068	$289,199
Advances from stockholders	215,142	201,643
Short-term debt	114,978	90,873
Deferred liability	25,415	-

Total current liabilities	861,603	581,715

LONG-TERM DEBT	120,477	162,110

Total liabilities	982,080	743,825

STOCKHOLDERS' DEFICIT
Class A redeemable preferred stock; no par value; 2,000,000
shares authorized; cumulative and convertible;
liquidation and redemption values of $1.50 and $1.80
per share, respectively; no shares issued or outstanding	-	-

Undesignated preferred stock; 2,000,000 shares authorized; no
shares issued and outstanding	-	-

Common stock, no par value, 100,000,000 share authorized;
and 79,514,589 and 77,004,589 issued; and 78,923,014 and 77,004,589 outstanding	7,626,166	7,206,381

Treasury stock, at cost 591,575 shares at December 31, 2009	(2,502)	-

Deficit accumulated during development stage	(8,436,160)	(7,530,871)

Total stockholders' deficit	(812,496)	(324,490)

Total liabilities and stockholders' deficit	$169,584	$419,335

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO DECEMBER 31, 2009

	Year Ended December 31,		January 3, 1990 (Inception) to
	2009	2008	December 31, 2009

Revenue	$-	$-	$(23)

Operating expenses
General and administrative	618,141	978,192	4,970,868
Professional fees	231,448	192,226	1,231,950
Depreciation and amortization	35,528	52,205	335,546
Research and development	4,280	91,308	2,721,003

Total operating expenses	889,397	1,313,931	9,259,367

Loss from operations	(889,397)	(1,313,931)	(9,259,344)

Other income (expense)
Gain on extinguishment of debt	-	1,043,925	1,326,028
Other income	-	118	34,037
Interest income	-	-	3,870
Interest expense	(15,892)	(45,375)	(540,751)

Total other income (expense)	(15,892)	998,668	823,184

Loss before provision for income taxes	(905,289)	(315,263)	(8,436,160)

Provision for income taxes	-	-	-

Net loss	(905,289)	(315,263)	(8,436,160)

Basic and diluted loss per common share	(0.01)	(0.00)

Basic and diluted weighted average number of common shares outstanding	76,690,417	72,607,361

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO DECEMBER 31, 2009

	Year ended		January 3, 1990
	December 31,		(inception) to
	2009	2008	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(905,289)	$(315,263)	$(8,436,160)
Adjustments to reconcile net earnings to net
cash used in operating activities
Stock-based compensation	366,900	305,490	3,240,776
Depreciation and amortization	35,527	52,205	335,546
Interest converted to note payable	-	-	-
Write-off of license fee	-	-	1,250
Deferred charges	-	-	-
Loss on sale of assets	-	-	358
Foreign currency translation adjustments	-	-	3,247
Gain on extinguishment of debt	-	(1,043,725)	(1,283,964)
Changes in operating assets and liabilities
Accounts receivable	222,844	(41,001)	174,222
Other assets	7,179	3,241	14,799
Advances on research grants	25,415	-	25,415
Accounts payable and accrued liabilities	166,868	54,548	1,050,008

Net cash used in operating activities	(80,555)	(984,505)	(4,874,503)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	-	(25,571)
Sales of property and equipment	-	-	1,139
Purchases of patents, trademarks and licenses	(32,612)	(61,426)	(446,138)
Organizational costs	-	-	(560)

Net cash used in investing activities	(32,612)	(61,426)	(471,130)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	105,000	710,306	3,002,883
Proceeds from line of credit from affiliated entity	-	28,703	2,680,882
Proceeds from stockholders' advances	13,499	16,654	175,732
Repayments of line of credit from affiliated entity	-	(69,107)	(341,107)
Proceeds/repayments of short-term debt	2,369	(71,692)	(107,323)
Repayments of long-term debt	(19,897)	(11,879)	(31,776)
Acquisition of treasury stock	(4,617)	-	(13,617)

Net cash provided by financing activities	96,354	602,985	5,365,674

NET (DECREASE) INCREASE IN CASH	(16,813)	(442,946)	20,041

Cash at beginning of year	36,854	479,800	-

Cash at end of year	$20,041	$36,854	$20,041

Supplemental cash flow information:
Interest expense paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

Non-cash investing and financing activities:
Accrued salaries converted to notes payable	$-	$-	$479,484
Interest converted to note payable	$-		$159,462
Common stock issued to extinguish related party debt	$-	$-	$1,418,768

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2009

				Accumulated Deficit During	Total Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Inception	-	$-	-	$-	$-
Issuance of Common Stock, June 26, 1991	2,997,000	18,433			18,433
Cumulative Net Loss for the period from January 3, 1990 (date of inception) to December 31,1996				(60,010)	(60,010)
Balance, December 31, 1996	2,997,000	18,433	-	(60,010)	(41,577)
Issuance of Common Stock Warrants on December 31, 1997 (100,952 warrants at exercise price of $.20)	-	-			-
Net loss				(32,914)	(32,914)
Balance, December 31, 1997	2,997,000	18,433	-	(92,924)	(74,491)
Issuance of Common Stock, January 20, 1998	59,940	10,000			10,000
Exercise of Common Stock Warrants on March 17, 1998	100,952	20,190			20,190
Issuance of Common Stock, April 15, 1998, net of stock issuance costs	631,578	276,350			276,350
Issuance of Common Stock Options, April 15, 1998		23,650			23,650
Exercise of Common Stock Options, November 2, 1998	62,237	23,670			23,670
Net loss				(295,948)	(295,948)
Balance, December 31, 1998	3,851,707	372,293	-	(388,872)	(16,579)
Issuance of Common Stock, January 30, 1999	180,000	87,300			87,300
Issuance of Common Stock, for the month of March, 1999	310,000	150,300			150,300
Issuance of Common Stock, May 29, 1999	51,546	25,000			25,000
Issuance of Common Stock, June 2, 1999	95,092	50,000			50,000
Issuance of Common Stock, September 30, 1999	51,546	25,000			25,000
Issuance of Common Stock, December 29, 1999	92,005	50,143			50,143
Net loss				(303,956)	(303,956)
Balance, December 31, 1999	4,631,896	760,036	-	(692,828)	67,208
Exercise of Common Stock Options, February 24, 2000	166,535	80,770			80,770
Issuance of Common Stock, May 12, 2000	253,609	56,000			56,000
Exercise of Common Stock Options, June 8, 2000	62,497	30,312			30,312
Issuance of Common Stock, for the month of September, 2000	96,745	21,086			21,086
Exercise of Common Stock Options, November 3, 2000	66,000	7,491			7,491
Issuance of Common Stock for Services, December 8, 2000	40,000	19,400			19,400
Net loss				(257,139)	(257,139)
Balance, December 31, 2000	5,317,282	975,095	-	(949,967)	25,128

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2009
(Continued)

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for Services, January 25, 2001	5,000	2,425			2,425
Issuance of Common Stock, January 31, 2001	160,000	24,000			24,000
Issuance of Common Stock for Services, April 6, 2001	15,000	7,276			7,276
Issuance of Common Stock, for the month of April, 2001	120,000	58,200			58,200
Issuance of Common Stock, June 28, 2001	20,000	9,700			9,700
Issuance of Common Stock, for the month of August, 2001	110,000	53,500			53,500
Issuance of Common Stock, November 7, 2001	10,000	5,000			5,000
Net loss				(372,655)	(372,655)
Balance, December 31, 2001	5,757,282	1,135,196	-	(1,322,622)	(187,426)
Net loss				(83,689)	(83,689)
Balance, December 31, 2002	5,757,282	1,135,196	-	(1,406,311)	(271,115)
Exercise of stock options, July 11, 2003	980,000	147,000			147,000
Net loss				(311,233)	(311,233)
Balance, December 31, 2003	6,737,282	1,282,196	-	(1,717,544)	(435,348)
Issuance of Common Stock for Services, February 9, 2004	35,000	5,250			5,250
Exercise of Common stock Options, February 9, 2004	60,000	30,000			30,000
Issuance of Common Stock for Services, August 5, 2004	85,000	12,750			12,750
Exercise of Common stock Options, September 27, 2004	200,000	30,000			30,000
Net loss, December 31, 2004				(758,945)	(758,945)
Balance, December 31, 2004	7,117,282	1,360,196	-	(2,476,489)	(1,116,293)
Issuance of Common Stock for Services, May 27, 2005	30,000	4,500			4,500
Issuance of Common Stock for Services, October 12, 2005	40,000	6,000			6,000
Net loss, December 31, 2005				(624,756)	(624,756)
Balance, December 31, 2005	7,187,282	1,370,696	-	(3,101,245)	(1,730,549)
Issuance of Common Stock for Services, October 23, 2006	690,000	544,500			544,500
Issuance of Common Stock in exchange for Debt, October 23, 2006	1,176,471	1,000,000			1,000,000
Issuance of Common Stock for Services, November 30, 2006	7,500	28,125			28,125
Issuance of Common Stock for Services, December 15, 2006	10,000	20,000			20,000
Issuance of Common Stock for Services, December 26, 2006	15,000	44,850			44,850
Stock-Based Compensation		35,042			35,042
Net loss, December 31, 2006				(1,807,312)	(1,807,312)
Balance, December 31, 2006	9,086,253	3,043,213	-	(4,908,557)	(1,865,344)

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2009
(Continued)

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for Services, January 2007	131,000.0	259,500			259,500
Issuance of Common Stock, January 2007	30,000.0	30,000			30,000
Issuance of Common Stock for Services, February 2007	150,000.0	157,500			157,500
Issuance of Common Stock for Services, March 2007	445,000.0	375,500			375,500
Issuance of Common Stock in exchange for Debt, March 2007	86,786.0	73,768			73,768
Exercise of Options, March 2007	2,000.0	1,000			1,000
Issuance of Common Stock for Services, April 2007	724,062.0	455,559			455,559
Issuance of Common Stock in exchange for Debt, April 2007	500,000.0	315,000			315,000
Issuance of Common Stock for Services, June 2007	920,000.0	154,600			154,600
Issuance of Common Stock, June 2007	343,000.0	41,667			41,667
Issuance of Common Stock for Services, July 2007	141,000.0	15,700			15,700
Issuance of Common Stock, July 2007	1,466,635.0	84,985			84,985
Issuance of Common Stock, August 2007	1,636,166.0	53,943			53,943
Issuance of Common Stock for Services, September 2007	160,000.0	12,800			12,800
Issuance of Common Stock, September 2007	2,416,248.0	54,819			54,819
Issuance of Common Stock, October 2007	1,557,730.0	36,457			36,457
Issuance of Common Stock in exchange for Debt, October 2007	165,000.0	16,500			16,500
Issuance of Common Stock for Services, November 2007	770,000.0	100,100			100,100
Issuance of Common Stock, November 2007	16,190,967.0	445,674			445,674
Issuance of Common Stock for Services, December 2007	90,140.0	21,634			21,634
Issuance of Common Stock, December 2007	11,303,996.0	385,250			385,250
Stock-Based Compensation		55,416			55,416
Net loss, December 31, 2007				(2,307,051)	(2,307,051)
Balance, December 31, 2007	48,315,983	$6,190,585	$-	$(7,215,608)	$(1,025,023)

Issuance of Common Stock, January 2008	3,887,100	155,077			155,077
Issuance of Common Stock for Services, February 2008	11,128,967	312,244			312,244
Issuance of Common Stock for Services, February 2008	1,500,000	180,000			180,000
Issuance of Common Stock for Services, March 2008	1,725,860	86,293			86,293
Issuance of Common Stock, March 2008	8,410,112	209,897			209,897
Issuance of Common Stock, for Cash, April 2008	1,328,142	33,268			33,268
Issuance of Common Stock for Services, April 2008	25,000	1,250			1,250
Issuance of Common Stock for Services, June 2008	237,237	17,779			17,779
Issuance of Common Stock for Services, July 2008	244,000	12,200			12,200
Issuance of Common Stock for Services, September 2008	125,000	5,000			5,000
Issuance of Common Stock for Services, October 2008	47,188	1,888			1,888
Issuance of Common Stock for Services, December 2008	30,000	900			900
Net loss, December 31, 2008				(315,263)	(315,263)
Balance, December 31, 2008	77,004,589	$7,206,381	$-	$(7,530,871)	$(324,490)
Issuance of Common Stock for Services, January 2009	30,000	1,200			1,200
Issuance of Common Stock for Services, June 2009	30,000	1,200			1,200
Addition to Treasury Shares September 30, 2009			(4,617)		(4,617)
Issuance of Common Stock for Services, July 2009	250,000	12,500			12,500
Issuance of Common Stock for Services, August 2009	100,000	7,000			7,000
Issuance of Common Stock for Cash, August 2009	100,000	5,000			5,000
Issuance of Treasury Shares for Services August 2009		220,000			220,000
Issuance of Common Stock for Cash, December 2009	2,000,000	100,000			100,000
Issuance of Treasury Shares for Services October 2009		72,885	2,115		75,000
Net loss, December 31, 2009				(905,289)	(905,289)
Balance, December 31, 2009	79,514,589	7,626,166	(2,502)	(8,436,160)	(812,496)

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

1. ORGANIZATION

FORMATION AND NATURE OF BUSINESS

Biomoda, Inc. ("Biomoda") is a development stage company incorporated in the state of New Mexico on January 3, 1990 (Inception).  On August 13, 2003, Biomoda formed a wholly owned subsidiary known as Biomoda Holdings, Inc., a Nevada corporation, for the purpose of research, development, production and marketing of medical and biomedical products. Biomoda and Biomoda Holdings, Inc. are hereinafter collectively referred to as the "Company."  Biomoda Holdings was subsequently dissolved on January 8, 2010.

Biomoda's primary focus is on early cancer detection technology. Biomoda's unique cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, based on a compound called Tetrakis Carboxy Phenyl Porphine (“TCPP”), was developed at St. Mary's Hospital in Colorado and Los Alamos National Laboratory (“LANL”). Biomoda obtained a worldwide exclusive license to the TCPP technology from LANL in late 1995 and began new research broadening the scope of the original patent and technology. In November 2000, Biomoda filed a new U.S. provisional patent application defining the ability of Biomoda's version of TCPP to detect pre-cancerous and cancerous conditions in all human tissue. We have received three patents and currently have an additional application in progress. We have also received international patent rights in Japan, Mexico and Australia and have applied for patent rights in Europe and Canada. Biomoda began the commercialization process by trademarking the technology as CyPath®. Management expects to continue assay valuation work and register its product with the Food and Drug Administration (FDA) in 2011.

DEVELOPMENT STAGE AND GOING CONCERN

Biomoda has been in the development stage since it began operations on January 3, 1990, and has not generated any significant revenues from operations and there is no assurance of any future revenues. As of December 31, 2009, Biomoda had an accumulated deficit of $8,436,160 and a working capital deficit of $831,989. Biomoda requires substantial additional funds to pursue its business plan and sustain its operations for the next twelve months.

Biomoda has raised approximately $1,920,000 in funding for continuing research and development, obtaining regulatory approval and for the commercialization of its products, through the sale of Biomoda's common stock. There is no assurance that Biomoda will be able to obtain sufficient additional funds if needed, or that such funds, if available, will be obtainable on terms satisfactory to Biomoda. The consolidated financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

On March 17, 2010, we entered into a securities purchase agreement (the “ Purchase Agreement ”) by and between the Company and each purchaser identified on the signature pages thereto (collectively, the “Purchasers ”), pursuant to which we agreed to sell in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share (the “ Shares ”), (ii) Series I warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described in the warrant agreement (the “ Series I Warrants ”), (iii) Series II warrants to purchase up to an additional 3,750,001 shares of common stock, subject to adjustment as described in the warrant agreement, on an automatic cashless exercise basis with an exercise price of $0.01 per share (the “ Series II Warrants ”), and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share (the “ Series III Warrants ” and together with the Series I Warrants and the Series II Warrants, the “ Warrants ”).

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

DEVELOPMENT STAGE AND GOING CONCERN (Continued)

We received aggregate gross proceeds of $1,000,000 (net proceeds of $820,000 after placement agent and legal fees) from the sale of the Shares and the Warrants.  The Shares and the shares of common stock issuable upon exercise of the Warrants will be registered pursuant to a registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement”).  See Note 12 for more details.

The receipt of these funds provides sufficient capital for approximately 9 months of our operations.

In addition to use for normal operating expenses, the initial proceeds from the recent funding are targeted to be used for two main objectives:

1.
Completion of the pilot study.  To expedite completion of the study, we anticipate contracting with medical cancer centers to collect the balance of the final control cohort of samples from patients diagnosed with lung cancer but not yet under treatment for the disease. Engaging these additional strategic sites will speed the start-up of our multi-site Phase III pivotal study.

2.
Developing strategies to enter the European market, including filing for approval of a CE mark.  The initial work includes an analysis of regulatory approvals needed for commercial sales in Europe and implementation of quality systems identified as necessary for approval within the European system.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding Biomoda's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Biomoda and its wholly owned subsidiary, Biomoda Holdings, Inc.  Biomoda Holdings, Inc. was dissolved on January 8, 2010.  All significant inter-company accounts and transactions have been eliminated in consolidation.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

Biomoda prepares its consolidated financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates made by management include, among others, realizability of long-lived assets and estimates for deferred income tax asset valuation allowances. Actual results could differ from those estimates.

RISKS AND CONTINGENCIES

Biomoda has a limited operating history. Biomoda has not yet generated significant revenue from its business operations. As a new operating entity in its current form, Biomoda faces risks and uncertainties relating to its ability to successfully implement its strategy. Among other things, these risks include the ability to develop and sustain revenue growth; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the changing biotechnology market and any changes in government regulations. Biomoda has no experience in obtaining regulatory clearance of these types of products. Therefore, Biomoda may be subject to the risks of delays in obtaining or failing to obtain regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure.

CONCENTRATIONS

The financial instruments that potentially expose Biomoda to a concentration of credit risk consist principally of cash. Biomoda places its cash with high credit quality institutions. From time to time, Biomoda maintains cash balances at certain financial institutions in excess of the current Federal Deposit Insurance Corporation ("FDIC") limit of $250,000.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Management believes that the carrying amounts of Biomoda's financial instruments, consisting primarily of cash, accounts payable and accrued liabilities, approximated their fair values as of December 31, 2009, due to their short-term nature.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Biomoda has assumed that leases with terms of less than five years will be renewed and has used the estimated renewal time frame for amortization purposes. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results of operations.

LONG-LIVED ASSETS

Long-lived assets, including intangible assets such as patents and trademarks, are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. No impairments of long-lived assets were recognized in 2009 or 2008; however there can be no assurance that market conditions will not change which could result in impairment of long-lived assets in the future.

PATENTS

Costs incurred in connection with securing a patent, including attorney’s fees, have been capitalized and are amortized over 17 years using the straight line-method. See Note 3 for additional information about patents. Costs related to patents pending are amortized beginning upon issuance of the related patents.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. Biomoda incurred approximately $4,000, $91,000 and $2,721,000 of research and development expenses for the years ended December 31, 2009 and 2008, and for the period from Inception through December 31, 2009.

The accumulated costs associated with our current research study are billed monthly to New Mexico Tech.  Biomoda records a receivable and a corresponding reduction in research and development expense in operations.  Total reduction of research and development costs for the year ended December 31, 2009, was $664,292.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

Biomoda accounts for income taxes under the provisions of ASC 740 – Income Taxes (formerly SFAS No. 109, "Accounting for Income Taxes").  ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse. A valuation allowance is established for any portion of the deferred tax asset that will likely not be realized.

STOCK-BASED COMPENSATION

All share-based payments to employees or consultants, including grants of employee stock options, are recognized in the financial statements based on their fair values on the grant date.

BASIC AND DILUTED LOSS PER COMMON SHARE

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares as of December 31, 2009 or 2008. Because Biomoda has incurred net losses and there are no potential dilutive shares, basic and diluted loss per common share are the same.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or ASC 105-10). SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009, and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009, did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP; however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2008, the FASB issued FSP EITF 03-6-1 (ASC 260-10), Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1” or ASC 260-10). FSP EITF 03-6-1 (ASC 260-10) addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in computing earnings per share under the two-class method described in SFAS No. 128 (ASC 260-10), Earnings Per Share. FSP EITF 03-6-1(ASC 260-10) is effective for the Company as of January 1, 2009, and in accordance with its requirements it will be applied retrospectively. The adoption of FSP EITF 03-6-1 (ASC 260-10) did not have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements did not or are not believed by management to have a material impact on Biomoda's present or future consolidated financial statements.

3. PATENTS

Biomoda had entered into license agreements with a major university and national laboratory to obtain rights for the purpose of developing, manufacturing, and selling products using its patented technologies. Under such agreement, Biomoda will pay royalties at varying rates based upon the level of revenues from licensed products. The agreement was terminated by Biomoda in June, 2009 . Biomoda has not incurred any royalty expense during the period from January 3, 1990, (inception) to December 31, 2009.  We have received three patents and currently have an additional application in progress. We have international patents issued in Australia, Japan and Mexico, and patents pending in Europe and Canada.

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Trade accounts payable	$264,780	$218,150
Accrued expense – salary and other	235,497	67,445
Accrued taxes payable	5,791	3,604
Total	$506,068	$289,199

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

5. RELATED PARTY TRANSACTIONS

As of December 31, 2009 and 2008, Biomoda had advances and accrued interest of $215,142 and $201,643, respectively, payable to two of its stockholders. Such advances bore interest at 10% per annum and are due on demand. Interest expense related to such advances for the years ended December 31, 2009 and 2008, and for the period from inception through December 31, 2009, was approximately $13,000, $13,000 and $80,000, respectively.

6. SHORT- AND LONG-TERM DEBT

We have entered into two  60-month leases with Beckman Coulter for two flow cytometers related to the New Mexico Department of Veterans Services study.  The total monthly payment for both leases is $3,621.  The total of all lease payments are classified as long-term debt. Biomoda invoices New Mexico Tech for the monthly lease payments made. As of December 31, 2009, Biomoda had billed New Mexico Tech $82,218 related to the payoff of one of the flow cytometers.  The total lease obligation at December 31, 2009, was $185,711, of which $65,234 has been classified as short-term debt.

We also have a promissory note payable to a former employee of the Company.  The note was originally due on December 31, 2008, subject to the availability of funds, and accrues interest at 5% after that date.  The current balance is $49,743, all of which has been classified as short-term debt in the accompanying balance sheet.

7. LINE OF CREDIT FROM AN AFFILIATED ENTITY

Biomoda had formerly entered into a line of credit agreement with Advanced Optics Electronics, Inc. (“Advanced Optics”), and as of December 31, 2007, Biomoda had a balance of approximately $814,000 on this line of credit and accrued interest of about $257,000.   Biomoda issued 1,176,471 shares to Advanced Optics to pay off this debt.  These shares were erroneously issued and when the error was discovered, it was determined that these shares should have been valued at $3,529,000.

In 2008, Biomoda disputed the amount due on the line of credit from Advanced Optics as Biomoda believed certain claims for expense payments made by Advanced Optics had been made in error.  In December 2008, Biomoda received a default judgment (see Note 11 for additional information regarding this litigation).

As a result of the default judgment, Biomoda discovered that no loan to Biomoda from Advanced Optics was ever consummated nor monies exchanged. Upon agreement with Advanced Optics, Biomoda has written off the $1,030,748 debt with regard to the loan from Advanced Optics and recorded the amount as extinguishment of debt in 2008.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

8.  EQUITY TRANSACTIONS

PREFERRED STOCK

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock. Biomoda designated 2,000,000 shares as the Series A convertible preferred stock ("Series A"). Series A has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the Series A can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A will be entitled to dividends equal to the amount of dividends for the number of shares of common stock into which it is entitled to be converted. As of December 31, 2009, Biomoda has not issued any preferred shares.

COMMON STOCK

In July 2009, we entered into agreements with two members of our board of directors to sell each director up to 2,000,000 shares of our common stock at $0.05 per share for total cash consideration of $100,000 per agreement or $200,000 total.  The agreements allow the purchasers until December 31, 2009, to remit the full purchase price to us.  In the event the purchasers are unable to pay the full amount by December 31, 2009, we will issue common stock in an amount equal to the cash actually received, divided by $0.05 per share.

2009 Issuances

During the three months ended March 31, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended June 30, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended September 30, 2009, we issued 250,000 common shares to a consultant for services valued at $12,500 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, we issued 100,000 of our restricted shares valued at $7,000 based upon the market price of our common stock on the date of grant to an employee in lieu of cash wages

During the three months ended September 30, 2009, we issued 100,000 shares pursuant $0.05 per share for total cash consideration of $5,000.

During the three months ended December 31, 2009, we issued 2,000,000 common shares pursuant to an agreement with a member of our board of directors for total cash consideration of $100,000.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

COMMON STOCK (continued)

2008 Issuances

During the three months ended March 31, 2008, Biomoda issued 3,225,860 common shares for services valued at $266,293.  We also sold 23,426,179 common shares for $2,535,255, incurring $1,858,037 in costs related to the Regulation S offering.

During the three months ended June 30, 2008, Biomoda issued 262,237 common shares for services valued at $19,029.  We also sold 1,328,142 common shares for $123,956, incurring $90,688 in costs related to the Regulation S offering. We concluded our Regulation S offering on May 9, 2008.

During the three months ended September 30, 2008, Biomoda issued 125,000 common shares for services valued at $5,000.  We also issued 244,000 common shares to replace shares lost in shipping related to the Regulation S offering and recognized $12,200 as expense as the initial shares were not cancelled due to the cost of cancelling the shares.

During the three months ended December 31, 2008, Biomoda issued 77,188 common shares for services valued at $2,788.

Treasury Stock Activity

We account for treasury stock as a reduction in capital stock based upon the cost of the shares acquired. Our treasury stock consists of shares returned from a settlement on a lawsuit, shares returned to the Company and shares purchased by the Company in the market.  During 2009, we acquired 2,091,575 shares at a cost of $4,617, of which 1,998,575 shares were acquired at zero cost as part of the litigation settlement further discussed below in Note 11 and the remaining 93,000 shares were acquired by the company in open market transactions.

During the three months ended December 31, 2009, we issued 500,000 common shares from our treasury stock for services valued at $75,000 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, we issued 1,000,000 common shares from our treasury stock for services valued at $220,000 based upon the price of our common stock on the date of agreement.

As of December 31, 2009, we had 591,575 treasury shares remaining, acquired at a cost of $2,502.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

8. EQUITY TRANSACTIONS (continued)

OPTIONS

No options were granted in 2008 or 2009.  All options outstanding are fully vested, and there was no unrecognized stock-based compensation expense as of December 31, 2009 and 2008, respectively.

A summary of changes in outstanding options is as follows:

	Number of Shares	Weighted-Average Exercise Price
Options outstanding and exercisable at December 31, 2007	1,586,768	0.44
Exercised	-
Cancelled/forfeited	-
Options outstanding and exercisable at December 31, 2008	1,586,768	0.44
Exercised	-
Cancelled/forfeited	(448,000)	0.66
Options outstanding and exercisable at December 31, 2009	1,138,768	$0.36

The number of outstanding and exercisable options as of December 31, 2009, is provided below:

Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life (Years)
1,030,000	$0.15	0.21
33,768	$0.90	5.67
75,000	$2.99	3.92
1,138,768	$0.36	0.61

Outstanding and exercisable options had no intrinsic value as of December 31, 2009.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

9. INCOME TAXES

For the years ended December 31, 2009 and 2008, and the period from Inception through December 31, 2009, Biomoda had no significant current or deferred net income tax expense. Biomoda has recorded a 100% valuation allowance on all deferred tax assets.

The net deferred income tax asset consists of the following at December 31, 2009 and 2008:

	2009	2008
Net operating losses	$2,786,000	$2,168,000
Deferred income tax liabilities	–	–
Subtotal	2,786,000	2,168,000
Valuation allowance	(2,786,000)	(2,168,000)
Net	$–	$–

Based upon the net operating losses incurred since inception, management has determined that the deferred tax asset as of December 31, 2009, will likely not be recognized. Consequently, Biomoda has established a valuation allowance against the entire deferred tax asset.

As of December 31, 2009, Biomoda had various federal and state net operating loss carry forward of approximately $6,784,000 that have initial carry forward periods between five and 20 years.

The utilization of some or all of Biomoda's net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

A reconciliation of income taxes computed at the U.S. Federal statutory income tax rate to the provision (benefit) for income taxes for the years ended December 31, 2009 and 2008, is as follows:

	2009	2008
U.S. Federal statutory tax at 35%	$(316,900)	$(5,500)
State taxes, net of federal benefit	-	–
Permanent differences – primarily stock-based compensation	100,480	3,090
Valuation allowance	216,420	2,410
Provision (benefit) for income taxes	$–	$–

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

10. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended December 31, 2009 and 2008:

	2008	2007
Numerator for basic and diluted loss per common share: Net loss charged to common stockholders	$(905,289)	$(315,261)

Denominator for basic and diluted loss per common share: Weighted average number of shares	76,690,417	72,607,361

Basic and diluted loss per common share	$(0.01)	$(0.00)

Biomoda reported a net loss for the years ended December 31, 2009 and 2008. As a result, shares of common stock issuable upon exercise of stock options, 1,138,768 and 1,586,768, respectively, have been excluded from the calculation of diluted loss per common share for the respective years because the inclusion of such stock options would be anti-dilutive.

11. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

On November 10, 2003, Biomoda entered into a one-year lease agreement, with one-year renewal options, to lease a laboratory facility comprised of two labs and four offices. A one-year renewal was executed in November 2006. The monthly rental payment is approximately $3,368. This lease agreement was modified on October 29, 2007, to include approximately 1,000 square feet which includes two labs and one office for approximately $1,650 per month.  That lease ended December 15, 2008.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

OPERATING LEASES (continued)

On December 15, 2008, Biomoda entered into a month-to-month agreement with WESST Enterprise Center for approximately 1,200 square feet of lab and office space at $2,700 per month.  In November, 2009, an additional office was leased for a new total of $3,300 per month. The Company has no fixed long-term lease commitments at December 31, 2009.

Total rent expense for the years ended December 31, 2009 and 2008, and for the period from inception through December 31, 2009, was approximately $31,000, $20,000 and $264,000 respectively.

LEGAL MATTERS

On April 22, 2009, Biomoda, Advanced Optics Electronics, Inc. (“ADOT”), and Leslie S. Robins (“Robins”) entered into a Settlement Agreement and Release (“Settlement”) to resolve all claims in the pending federal lawsuit entitled Advanced Optics Electronics, Inc., et al. v. Leslie S. Robins, et al.  No. CIV-2007-00855, JB/DJS, U.S. District Court for the District of New Mexico and two related suits. As described below, the Settlement effectively separates Biomoda from ADOT and Robins and cedes control of ADOT to Robins.

Pursuant to the Settlement, in addition to executing a release in favor of Biomoda, Robins took the following action:

(a)	paid $10,000 to Biomoda and delivered to Biomoda all Biomoda documents within his possession or control;

(b)	resigned from any position he may claim to hold or claim he should hold as an officer or director of Biomoda;

(c)
transferred all shares to the Company of Biomoda stock currently held by Robins or by any family member or other person, corporation or entity in which he has any control, which consisted of 747,000 shares; and

(d)	agreed not to acquire any Biomoda shares in the future.

In addition, on April 22, 2009, our President and current board member, John J. Cousins, resigned as a director and officer of ADOT, and Robins was appointed Chairman, Chief Executive Officer and President of ADOT. Pursuant to the Settlement, ADOT and attorneys representing Robins also transferred a total of 1,251,575 Biomoda shares to the Company and released Biomoda from all ADOT claims, including claims related to an alleged promissory note dated May 1, 2002, in the amount of $1,030,748, which was disputed and previously written off by Biomoda as of the year ended December 31, 2008.

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

LEGAL MATTERS (continued)

As the result of a federal lawsuit entitled Advanced Optics Electronics, Inc., et al. v. Leslie S. Robins, et al. No. CIV-2007-00855, JB/DJS, U.S. District Court for the District of New Mexico and two related suits, Biomoda has won default judgments against two Defendants, Alvin Robins and John Kearns on all counts alleged and in favor of Biomoda.  Biomoda submitted a final statement of damages to the Court in November, 2009, and the Court will determine the final damage amount owed by the Defendants to Biomoda.

12. SUBSEQUENT EVENTS

In January 2010, we issued 400,000 restricted shares pursuant to an agreement with a member of our board of directors for total cash consideration of $20,000 total.

In February 2010, we issued:

•	800,000 restricted shares pursuant to an agreement with a member of our board of directors for total cash consideration of $40,000 total.

•	480,000 restricted shares to employees as additional compensation.

•	300,000 treasury shares for services to a consultant valued at $60,000.

On March 17, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”) by and between the Company and each purchaser identified on the signature pages thereto (collectively, the “Purchasers”), pursuant to which we agreed to sell in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share (the  Shares”), (ii) Series I warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as further described below (the “Series I Warrants”), (iii) Series II warrants to purchase up to an additional 3,750,001 shares of common stock, subject to adjustment as further described below, on an automatic cashless exercise basis with an exercise price of $0.01 per share (the “Series II Warrants”), and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share (the “Series III Warrants” and together with the Series I Warrants and the Series II Warrants, the “Warrants”).

We received aggregate gross proceeds of $1,000,000 (net proceeds of $820,000 after the fees discussed below) from the sale of the Shares and the Warrants.  The Shares and the shares of common stock issuable upon exercise of the Warrants will be registered pursuant to a registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement ”).

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

12. SUBSEQUENT EVENTS (continued)

The Series I Warrants are exercisable to purchase an aggregate of 6,250,001 shares of the Company’s common stock over a five-year term at an exercise price equal to 125% of the closing price on March 12, 2010 (i.e., $0.20 per share), subject to anti-dilution protection that could, in certain circumstances, reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrant.  The Series I Warrants are not exercisable until six months following the closing of the Financing and expire on the fifth anniversary of the closing of the Financing.  If at any time after the Initial Exercise Date, as such term is defined in the warrant agreement, there is no effective Registration Statement registering the resale of the Warrant Shares by the Holders, then the Series I Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.”

The Series II Warrants allow the holders to purchase up to an additional 3,750,001 shares of common stock by means of a “ cashless exercise.”  The Series II Warrants are to be automatically exercised on the 45th trading day following the Effective Date, which is defined as the earlier of the date that (a) all of the Registerable Securities (as defined in the Registration Rights Agreement) have been registered for resale by the holders thereof pursuant to a Registration Statement(s) declared effective by the SEC or (b) the date Rule 144 under the Securities Act of 1933 becomes available for the unrestricted resale of the Shares.   The Series II Warrants are intended to provide the investors pricing protection for the Financing with a floor price of $0.10 per share.  In the event the market price of the Company’s shares declines between the closing of the Financing and Effective Date, the Series II warrants will be automatically exercised on a cashless exercise basis and a number of additional shares will be issued to the investors who participated in the Financing in order to effectively reduce the per share purchase price paid in the Financing to the greater of (i) 80% of the 45-day volume weighted average trading price per share of the Company’s common stock immediately following the Effective Date and (ii) $0.10 per share.  As such, the greatest number of shares that could be issued pursuant to the Series II Warrants would be 3,750,001 shares.  At the Effective Date, the Series II Warrants will either be automatically exercised on a cashless exercise basis if the Company’s stock price is lower at the Effective Date as described above, or they will expire unexercised.  The adjustment associated with the Series II Warrants does not affect either the exercise price or number of shares covered by either the Series I Warrants or the Series III Warrants.

At the Effective Date, the Series III Warrants provide the investors a 90-day right, subject to extension by a number of days equivalent to the number of days the Registration Statement is not effective during the Series III Warrant term, if applicable, to purchase an additional 6,250,001 shares of common stock from the Company at $0.16 per share.  The Series III Warrants are not subject to any adjustments with respect to the exercise price or number of shares covered, except in limited circumstances.  If at any time after the six- month anniversary of the Issue Date, there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, then the Series III Warrants may also be exercised, in whole or in part, by means of a “cashless exercise”

The Company also entered into a registration rights agreement (the “Rights Agreement”) at the closing of the Financing.  Pursuant to the Rights Agreement, the Company is obligated to file the Registration Statement with the SEC.  Failure to make such filing in a timely manner or have it declared effective within specified times will result in financial payments becoming due to the investors.  Further, the Company has agreed to seek shareholder approval to increase its authorized shares of common stock.

The placement agent for the Financing received a cash fee of $100,000 and a five-year warrant to purchase 625,000 shares of the Company’s common stock with an exercise price of $0.16 per share, as well as 625,000 Series I Warrants, 375,000 Series II Warrants and 625,000 Series III Warrants.  Additionally, the placement agent will receive 10% of the exercise price of all Series III Warrants which are ultimately exercised.  The Company also paid legal fees related to the Financing of $80,000.

In accordance with SFAS 165 (ASC 855-10) we reviewed all material events through March 29, 2010 and there are no other material subsequent events to report.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash	$379,924	$20,041
Prepaid expenses	7,658	-
Deferred charges	28,740	9,573
Total current assets	416,322	29,614

Deferred charges	19,145	26,325
Patents and trademarks, net of accumulated amortization	136,583	113,645
of $327,776 and $315,495
Total assets	$572,050	$169,584
LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$234,170	$506,068
Advances from stockholders	225,267	215,142
Short-term debt	111,309	114,978
Convertible note (net of discount of $536,667 and $0)	23,333	-
Deferred liability	-	25,415
Total current liabilities	594,079	861,603
NON-CURRENT LIABILITIES
Derivative liabilities - warrant instruments	1,734,067	-
Derivative liabilities - stock options	16,226	-
Derivative liabilities - debt conversion feature	497,760	-
Note payable	80,753	120,477
Total liabilities	2,922,885	982,080
Commitments and contingencies	-	-
STOCKHOLDERS' DEFICIT
Class A redeemable preferred stock; no par value; 2,000,000
shares authorized; cumulative and convertible;
liquidation and redemption values of $1.50 and $1.80
per share, respectively; no shares issued or outstanding	-	-

Undesignated preferred stock; 2,000,000 shares authorized; no
shares issued and outstanding	-	-

Common stock, no par value, 150,000,000 share authorized;
92,436,886 and 79,514,589 issued and 92,045,311 and
78,923,014 outstanding, respectively	7,124,527	7,626,166

Treasury stock, at cost, 391,575 and 591,575 shares, respectively	(1,233)	(2,502)

Deficit accumulated during development stage	(9,474,129)	(8,436,160)

Total stockholders' deficit	(2,350,835)	(812,496)

Total liabilities and stockholders' deficit	$572,050	$169,584

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended		January 3, 1990
	September 30,		September 30,		(Inception) to
	2010	2009	2010	2009	September 30, 2010

Revenue	$-	$-	$-	$-	$23

Operating Expenses
Professional fees	46,936	26,899	222,881	95,279	1,454,831
General and administrative	531,701	346,213	1,054,820	441,219	6,025,330
Research and development, net of grants received	118,122	44,489	277,694	55,819	2,998,697
Depreciation and amortization	3,348	6,085	12,281	29,367	347,827

Total operating expenses	700,107	423,686	1,567,676	621,684	10,826,685

Loss from operations	(700,107)	(423,686)	(1,567,676)	(621,684)	(10,826,662)

Other Income (Expense)
Gain on extinguishment of debt	-	-	-	-	1,326,028
Gain on sale of assets	-	-	2,068	-	1,710
Unrealized gain on derivative liabilities-
warrant instruments	593,285	-	1,046,806	-	1,046,806
Unrealized gain on derivative liabilities-
options	3,089	-	8,342	-	8,342
Unrealized gain on derivative liabilities-
debt conversion feature	153,608	-	153,608	-	153,608
Other income	-	-	-	-	34,037
Interest income	51	-	252	-	4,122
Interest expense	(673,477)	(3,967)	(681,369)	(11,333)	(1,222,120)

Total other income (expense)	76,556	(3,967)	529,707	(11,333)	1,352,533

Loss before provision for income taxes	(623,551)	(427,653)	(1,037,969)	(633,017)	(9,474,129)

Provision for income taxes	-	-	-	-	-

Net loss	$(623,551)	$(427,653)	$(1,037,969)	$(633,017)	$(9,474,129)

Basic and diluted loss per common share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Basic and diluted weighted average number of common shares outstanding	91,331,420	75,917,329	86,886,379	77,037,116

The accompanying notes are an integral part of these consolidated financial statements.

 BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO SEPTEMBER 30, 2010

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Inception	-	$-	$-	$-	$-
Issuance of Common Stock, June 26, 1991	2,997,000	18,433			18,433
Cumulative Net Loss for the period from January 3, 1990 (date of inception) to December 31,1996				(60,010)	(60,010)
Balance, December 31, 1996	2,997,000	18,433	-	(60,010)	(41,577)
Issuance of Common Stock Warrants on December 31, 1997 (100,952 warrants at exercise price of $.20)	-	-			-
Net loss				(32,914)	(32,914)
Balance, December 31, 1997	2,997,000	18,433	-	(92,924)	(74,491)
Issuance of Common Stock, January 20, 1998	59,940	10,000			10,000
Exercise of Common Stock Warrants on March 17, 1998	100,952	20,190			20,190
Issuance of Common Stock, April 15, 1998, net of stock issuance costs	631,578	276,350			276,350
Issuance of Common Stock Options, April 15, 1998		23,650			23,650
Exercise of Common Stock Options, November 2, 1998	62,237	23,670			23,670
Net loss				(295,948)	(295,948)
Balance, December 31, 1998	3,851,707	372,293	-	(388,872)	(16,579)
Issuance of Common Stock, January 30, 1999	180,000	87,300			87,300
Issuance of Common Stock, for the month of March, 1999	310,000	150,300			150,300
Issuance of Common Stock, May 29, 1999	51,546	25,000			25,000
Issuance of Common Stock, June 2, 1999	95,092	50,000			50,000
Issuance of Common Stock, September 30, 1999	51,546	25,000			25,000
Issuance of Common Stock, December 29, 1999	92,005	50,143			50,143
Net loss				(303,956)	(303,956)
Balance, December 31, 1999	4,631,896	760,036	-	(692,828)	67,208
Exercise of Common Stock Options, February 24, 2000	166,535	80,770			80,770
Issuance of Common Stock, May 12, 2000	253,609	56,000			56,000
Exercise of Common Stock Options, June 8, 2000	62,497	30,312			30,312
Issuance of Common Stock, for the month of September, 2000	96,745	21,086			21,086
Exercise of Common Stock Options, November 3, 2000	66,000	7,491			7,491
Issuance of Common Stock for Services, December 8, 2000	40,000	19,400			19,400
Net loss				(257,139)	(257,139)
Balance, December 31, 2000	5,317,282	975,095	-	(949,967)	25,128
Issuance of Common Stock for Services, January 25, 2001	5,000	2,425			2,425
Issuance of Common Stock, January 31, 2001	160,000	24,000			24,000
Issuance of Common Stock for Services, April 6, 2001	15,000	7,276			7,276
Issuance of Common Stock, for the month of April, 2001	120,000	58,200			58,200
Issuance of Common Stock, June 28, 2001	20,000	9,700			9,700
Issuance of Common Stock, for the month of August, 2001	110,000	53,500			53,500
Issuance of Common Stock, November 7, 2001	10,000	5,000			5,000
Net loss				(372,655)	(372,655)
Balance, December 31, 2001	5,757,282	1,135,196	-	(1,322,622)	(187,426)
Net loss				(83,689)	(83,689)
Balance, December 31, 2002	5,757,282	1,135,196	-	(1,406,311)	(271,115)
Exercise of stock options, July 11, 2003	980,000	147,000			147,000
Net loss				(311,233)	(311,233)
Balance, December 31, 2003	6,737,282	1,282,196	-	(1,717,544)	(435,348)
Issuance of Common Stock for Services, February 9, 2004	35,000	5,250			5,250
Exercise of Common Stock Options, February 9, 2004	60,000	30,000			30,000
Issuance of Common Stock for Services, August 5, 2004	85,000	12,750			12,750
Exercise of Common Stock Options, September 27, 2004	200,000	29,999			30,000
Net loss, December 31, 2004				(758,945)	(758,945)
Balance, December 31, 2004	7,117,282	1,360,195	-	(2,476,489)	(1,116,293)
Issuance of Common Stock for Services, May 27, 2005	30,000	4,500			4,500
Issuance of Common Stock for Services, October 12, 2005	40,000	6,000			6,000
Net loss, December 31, 2005				(624,756)	(624,756)
Balance, December 31, 2005	7,187,282	1,370,695.90	-	(3,101,245)	(1,730,549)
Issuance of Common Stock for Services, October 23, 2006	690,000	544,500			544,500
Issuance of Common Stock in exchange for Debt, October 23, 2006	1,176,471	1,000,000			1,000,000
Issuance of Common Stock for Services, November 30, 2006	7,500	28,125			28,125
Issuance of Common Stock for Services, December 15, 2006	10,000	29,000			29,000
Issuance of Common Stock for Services, December 26, 2006	15,000	44,850			44,850
Acquisition of Treasury Stock, June 30, 2006			(9,000)		(9,000)
Stock-Based Compensation		35,042			35,042
Net loss, December 31, 2006				(1,807,312)	(1,807,312)
Balance, December 31, 2006	9,086,253	3,052,213	(9,000)	(4,908,557)	(1,865,344)
Issuance of Common Stock for Services, January 2007	131,000.0	259,500			259,500
Issuance of Common Stock, January 2007	30,000.0	30,000			30,000
Issuance of Common Stock for Services, February 2007	150,000.0	157,500			157,500
Issuance of Common Stock for Services, March 2007	445,000.0	375,500			375,500
Issuance of Common Stock in exchange for Debt, March 2007	86,786.0	73,768			73,768
Exercise of Options, March 2007	2,000.0	1,000			1,000
Issuance of Common Stock for Services, April 2007	724,062.0	455,559			455,559
Issuance of Common Stock in exchange for Debt, April 2007	500,000.0	315,000			315,000
Issuance of Common Stock for Services, June 2007	920,000.0	154,600			154,600
Issuance of Common Stock, June 2007	343,000.0	41,667			41,667
Issuance of Common Stock for Services, July 2007	141,000.0	15,700			15,700
Issuance of Common Stock, July 2007	1,466,635.0	84,985			84,985
Issuance of Common Stock, August 2007	1,636,166.0	53,943			53,943
Issuance of Common Stock for Services, September 2007	160,000.0	12,800			12,800
Issuance of Common Stock, September 2007	2,416,248.0	54,819			54,819
Issuance of Common Stock, October 2007	1,557,730.0	36,457			36,457
Issuance of Common Stock in exchange for Debt, October 2007	165,000.0	16,500			16,500
Issuance of Common Stock for Services, November 2007	770,000.0	100,100			100,100
Issuance of Common Stock, November 2007	16,190,967.0	445,674			445,674
Issuance of Common Stock for Services, December 2007	90,140.0	21,634			21,634
Issuance of Common Stock, December 2007	11,303,996.0	385,250			385,250
Stock-Based Compensation		55,416			55,416
Net loss, December 31, 2007				(2,307,051)	(2,307,051)
Balance, December 31, 2007	48,315,983	6,199,584	$(9,000)	$(7,215,608)	$(1,025,023)
Issuance of Common Stock, January 2008	3,887,100	155,077			155,077
Issuance of Common Stock for Services, February 2008	11,128,967	312,244			312,244
Issuance of Common Stock for Services, February 2008	1,500,000	180,000			180,000
Issuance of Common Stock for Services, March 2008	1,725,860	86,293			86,293
Issuance of Common Stock, March 2008	8,410,112	209,897			209,897
Issuance of Common Stock, April 2008	1,328,142	33,268			33,268
Issuance of Common Stock for Services, April 2008	25,000	1,250			1,250
Issuance of Common Stock for Services, June 2008	237,237	17,779			17,779
Issuance of Common Stock for Services, July 2008	244,000	12,200			12,200
Issuance of Common Stock for Services, September 2008	125,000	5,000			5,000
Issuance of Common Stock for Services, October 2008	47,188	1,888			1,888
Issuance of Common Stock for Services, December 2008	30,000	900			900
Net loss, December 31, 2008				(315,263)	(315,263)
Balance, December 31, 2008	77,004,589	7,215,381	$(9,000)	$(7,530,871)	$(324,490)
Issuance of Common Stock for Services, January 2009	30,000	1,200			1,200
Issuance of Common Stock for Services, June 2009	30,000	1,200			1,200
Adjustment to Treasury Shares on June 30, 2009		(9,000)	$9,000		-
Addition to Treasury Shares September 30, 2009			$(4,617)		(4,617)
Issuance of Common Stock for Services, July 2009	250,000	12,500			12,500
Issuance of Common Stock for Cash, August 2009	100,000	5,000			5,000
Issuance of Common Stock for Services, August 2009	100,000	7,000			7,000
Issuance of Treasury Shares for Services August 2009		220,000			220,000
Issuance of Common Stock for Cash, December 2009	2,000,000	100,000			100,000
Issuance of Treasury Shares for Services October 2009		72,885	$2,115		75,000
Net loss, December 31, 2009				(905,289)	(905,289)
Balance, December 31, 2009	79,514,589	7,626,166	$(2,502)	$(8,436,160)	$(812,496)
Issuance of Common Stock for cash January 2010	400,000	20,000			20,000
Issuance of Common Stock for cash February 2010	800,000	40,000			40,000
Issuance of Common Stock for Services February 2010	480,000	105,600			105,600
Issuance of Treasury Shares for Services February 2010		58,731	$1,269		60,000
Issuance of Common Stock and Warrants for Cash March 2010	6,250,001	820,000			820,000
Derivative liabilities on warrants and non-employee options		(3,351,307)			(3,351,307)
Issuance of Common Stock for cash June 2010	335,000	53,600			53,600
Issuance of Common Stock for services June 2010	625,000	100,000			100,000
Issuance of Common Stock for services to Directors June 2010	200,000	50,000			50,000
Derivative liabilities on Warrants and non-employee options settled		1,057,699			1,057,699
Issuance of Common Stock for cash July 2010	471,184	66,956			66,956
Issuance of Common Stock for Series II Warrants July 2010	589,712	-			-
Issuance of Common Stock for services July 2010	1,630,000	309,700			309,700
Issuance of Common Stock for cash August 2010	666,400	94,696			94,696
Issuance of Common Stock for services to Directors August 2010	100,000	17,000			17,000
Issuance of Common Stock for services September 2010	375,000	75,000			75,000
Derivative liabilities on Warrants, non-employee options, and debt		(19,314)			(19,314)
Net Loss September 30, 2010				(1,037,969)	(1,037,969)
Balance, September 30, 2010	92,436,886	$7,124,527	$(1,233)	$(9,474,129)	$(2,350,835)

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months			January 3, 1990
	Ended September 30,			(inception) to
	2010		2009	September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(1,037,969)	$(633,017)	$(9,474,129)
Adjustments to reconcile net earnings to net				-
Cash used in operating activities				-
Stock-based compensation		667,300	244,900	9,968,076
Depreciation and amortization		11,448	29,367	346,994
Unrealized loss on derivative liabilities - warrant instruments		(1,046,806)	-	(1,046,806)
Unrealized loss on derivative liabilities - options		(8,342)	-	(8,342)
Unrealized loss on derivative liabilities - debt conversion feature		(153,608)	-	(153,608)
Amortization of debt discount		23,333	-	23,333
Amortization of deferred financing cost		833	-	833
Write off of license fee		-	-	1,250
Gain/loss on sale of assets		(2,068)	-	(1,710)
Foreign currency translation adjustments		-	-	3,247
Gain on extinguishment of debt		-	-	(1,283,964)
Interest expense incurred on issuance of convertible debt		643,886	-	643,886
Changes in operating assets and liabilities
Accounts receivable		-	207,841	174,222
Other assets		(478)	4,786	14,321
Advances on research grants		(25,415)	141,994	-
Accounts payable and accrued liabilities		(221,898)	82,321	828,110

Net cash provided by (used in) operating activities		(1,149,784)	78,192	(6,024,287)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment		2,068	-	3,207
Purchase of equipment		-	-	(25,571)
Organizational costs		-	-	(560)
Purchases of patents, trademarks and licenses		(34,388)	(31,837)	(480,526)

Net cash used in investing activities		(32,320)	(31,837)	(503,450)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash, net of offering costs		1,095,253	-	4,098,136
Proceeds from stockholders' advances		10,125	10,125	185,857
Repayment of line of credit from affiliated entity		-	-	(341,107)
Proceeds/repayments of short-term debt, net		1,777	1,184	(105,546)
Proceeds/repayments of convertible short-term debt, net		480,000		480,000
Proceeds from line of credit from affiliated company		-	-	2,680,882
Proceeds/repayments of long-term debt, net		(45,168)	(19,897)	(76,944)
Acquisition of treasury stock		-	(4,617)	(13,617)

Net cash provided by (used in) financing activities		1,541,987	(13,205)	6,907,661

NET INCREASE IN CASH		359,883	33,150	379,924

Cash at beginning of period		20,041	36,854	-

Cash at end of period		$379,924	$70,004	$379,924

Supplemental cash flow information:
Interest expense paid in cash		$-	$-	$-
Income taxes paid in cash		$-	$-	$-

Non-cash investing and financing activities:
Accrued salaries converted to notes payable	$		$-	$479,484
Derivative liability incurred through issuance of warrants		$3,370,622	$-	$3,863,140
Settlement of derivative liabilities		$1,057,699	$-	$1,057,699
Interest converted to note payable		$-	$-	$159,462
Common stock issued to extinguish related party debt		$50,000	$-	$1,468,768
Discount on note payable related to deferred financing costs		$60,000	$-	$60,000
Discount on note payable related to derivative conversion feature		$500,000	$-	$500,000

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.  BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Biomoda, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles (“GAAP”) for complete financial statements and should be read in conjunction with Management's Discussion and Analysis and the audited financial statements and notes thereto contained in our 2009 Annual Report filed with the Securities and Exchange Commission on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for 2009 as reported on Form 10-K have been omitted.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

2.  DEVELOPMENT STAGE AND GOING CONCERN

We have been in the development stage since we began operations on January 3, 1990, and have not generated any significant revenues from operations, and there is no assurance of any future revenues. We had a government research grant for the fiscal year ended June 30, 2009, of $1.3 million which was used to pay for research costs.  As of September 30, 2010, we had an accumulated deficit of $9,474,129 and a working capital deficit of $177,757. These factors create a substantial doubt as to our ability to continue as a going concern.

We will require additional funding for continuing research and development, obtaining regulatory approval and commercialization of our products. Management expects to be able to raise enough funds to meet our working capital requirements through the sale of our common stock or other means of financing.

There is no assurance that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

3.  CRITICAL ACCOUNTING POLICIES

Effective January 1, 2009, the Company adopted FASB ASC Topic No. 815-40, Derivatives and Hedging - Contracts in Entity’s Own Stock (formerly Emerging Issues Task Force Issue No. 07-5, Determining Whether an Instrument or Embedded Feature is Indexed to an Entity’s Own Stock). The adoption of ASC Topic No. 815-40’s requirements can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price (or “down-round” provisions).  Down-round provisions reduce the exercise price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price. The Company evaluates whether warrants or convertible instruments contain provisions that protect holders from declines in the Company’s stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective debt, warrant or preferred stock agreements based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40. Instruments with such provisions are now treated as a liability and recorded at fair value at each reporting date.

Other recently issued or adopted accounting pronouncements are not expected to have, or did not have, a material effect on our financial position or results from operations.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

4.  EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income (loss) by the weighted-average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.  As of September 30, 2010, the Company’s potentially dilutive securities consist of outstanding warrants and options. These potentially dilutive securities have been excluded from the net loss per common share calculation for all periods presented as their effect would be anti-dilutive.

5. CONVERTIBLE DEBT

On September 15, 2010, Biomoda, Inc. entered into a Securities Purchase Agreement with two institutional investors (collectively, the “Purchasers”), pursuant to which the Company sold in a private placement transaction (the “Financing”) for $500,000 in cash (i)  $560,000 in principal amount of convertible notes (“Notes”), that mature on August 31, 2011, with a conversion price  equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the date on which a Purchaser elects to convert all or part of its Note and  (ii) 5-Year Warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.  The Notes also include provisions that protect the holders from declines in the Company’s stock price.  The interest rate is 10% per annum and accrues until either the maturity date or conversion of the Notes into shares of Biomoda common stock.

Biomoda paid an origination fee of $15,000 to the Purchasers and an additional $5,000 to the Purchasers for their legal fees, which has been treated as a deferred financing cost and will be amortized over the term of the Notes.  The proceeds amounts from the Notes cannot be used to pay off any debt or advances from shareholders.

The 2,000,000 warrants include provisions that protect the holders from declines in the Company’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40.  As a result, these warrants were not indexed to the Company’s own stock.  See Note 8 for further discussion of the treatment of these warrants.

Due to the Notes conversion feature, the actual number of shares of common stock that would be required if a conversion of the Notes was made through the issuance of common stock cannot be predicted and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized common share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the Note and “marked to market” each reporting period through the income statement.

On the date of the transaction, the 2,000,000 warrants issued in connection with the Notes had an estimated fair value of $493,000.  The conversion feature had an estimate value of $651,000, based upon the Black-Scholes option pricing model utilizing the following terms of the Notes:  (1)  an exercise price of $0.13 per share based upon the terms of the conversion feature of the Notes, (2) a one year life based upon the term of the Notes, (3) a volatility factor of 195.11% based upon our historical volatility, (4) a risk free interest rate of 3%, and (5) zero expected future dividends. See Note 8.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

5. CONVERTIBLE DEBT (Continued)

The following table details the accounting for the Notes at September 15, 2010:

Principal amount	$560,000
Less: original issue discount	(60,000)
Less: discount for conversion feature and fair value of warrants	(500,000)
Carrying amount at September 15, 2010	$-

The discount on the Notes will be accreted over their term.

The fair value of the warrants and the conversion option in excess of the principal amount of the Notes of $643,886 was expensed immediately as additional interest expense.

6.  COMMON AND TREASURY STOCK

Common Stock

2010 Activity

During the three months ended September 30, 2010, we issued 1,630,000 common shares to a consultant for services pursuant to a contract.  These shares were valued at $309,700 based upon the Company’s stock price on the date of grant.

During the three months ended September 30, 2010, we issued 100,000 restricted common shares to directors.  These shares were valued at $17,000 based upon the Company’s stock price on the date of grant.

During the three months ended September 30, 2010, we issued 1,137,584 common shares pursuant to the exercise of Series III Warrants for net cash consideration of $161,652 (net of placement fees of $20,361) or $0.16 per share.

During the three months ended September 30, 2010, we issued 589,712 common shares pursuant to the cashless exercise of Series II Warrants.

During the three months ended September 30, 2010, we issued 375,000 restricted common shares to employees as additional compensation.  These shares were valued at $75,000 based upon the Company’s stock price on the date of grant.

During the three months ended June 30, 2010, we issued 335,000 common shares pursuant to the exercise of Series III Warrants for total cash consideration of $53,600 or $0.16 per share.

During the three months ended June 30, 2010, we issued 625,000 restricted common shares to a consultant for services pursuant to a contract.  These shares were valued at $100,000 or $0.16 per share based upon the Company’s stock price on the date of grant.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

6.  COMMON AND TREASURY STOCK (Continued)

Common Stock (Continued)

During the three months ended June 30, 2010, we issued 200,000 common shares to directors.  These shares were valued at $50,000 or $0.25 per share based upon the Company’s stock price on the date of grant.

During the three months ended March 31, 2010, we issued 480,000 restricted common shares to employees as additional compensation.  These shares were valued at $105,600 based upon the Company’s stock price on the date of grant.

During the three months ended March 31, 2010, we issued 1,200,000 restricted common shares pursuant to an agreement with members of our board of directors for total cash consideration of $60,000.

On March 17, 2010, we entered into a securities purchase agreement  pursuant to which we sold in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share (the  “Shares”), (ii) Series I warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as further described below (the “Series I Warrants”), (iii) Series II warrants to purchase up to an additional 3,750,001 shares of common stock, subject to adjustment as further described below, on an automatic cashless exercise basis with an exercise price of $0.01 per share (the “Series II Warrants”), and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share (the “Series III Warrants” and together with the Series I Warrants and the Series II Warrants, the “Warrants”).

We received aggregate gross proceeds of $1,000,000 (net proceeds of $820,000 after the fees discussed below) from the sale of the Shares and the Warrants.  The Shares and the shares of common stock issuable upon exercise of the Warrants are registered pursuant to a registration statement filed with the Securities and Exchange Commission (the “Registration Statement”) on April 9, 2010.  For information on the Warrants, see Note 7.

In connection with the private placement, we paid our placement agent, LifeTech Capital, a cash fee of $100,000 and issued it a five-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share. LifeTech will also receive 625,000 Series I Warrants, 375,000 Series II Warrants and 625,000 Series III Warrants. In addition, LifeTech will receive 10% of the exercise price of all Series III Warrants which are exercised.  We also paid legal fees of approximately $80,000 related to the private placement.

2009 Activity

During the three months ended June 30, 2009, we issued 30,000 common shares for services valued at $1,200.

During the three months ended March 31, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

6.  COMMON AND TREASURY STOCK (Continued)

Treasury Stock

We account for treasury stock as a reduction in capital stock based upon the cost of the shares acquired. Our treasury stock consists of shares returned pursuant to the settlement of a lawsuit, shares returned to the Company and shares purchased by the Company in the market.

During the three months ended March 31, 2010, we issued 300,000 common shares from our treasury stock for services valued at $60,000 based upon the price of our common stock on the date of agreement.

During the three months ended March 31, 2010, we acquired 100,000 shares of common stock at zero cost as part of a settlement agreement with a vendor.

As of September 30, 2010, we had 391,575 treasury shares remaining, acquired at a cost of $1,233.

7.  STOCK OPTIONS AND WARRANTS

Options

No options were granted during the three or nine months ended September 30, 2010 and 2009, respectively. All options outstanding are fully vested and exercisable, and there was no unrecognized stock-based compensation expense as of September 30, 2010 and 2009, respectively.

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2009	1,138,768	$0.36
Issued	-	-
Exercised	-	-
Cancelled/expired	1,030,000	$0.15
Outstanding at September 30, 2010	108,768	$2.34

Outstanding and exercisable options had a weighted average remaining life of 3.9 years and no intrinsic value as of September 30, 2010.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

7.  STOCK OPTIONS AND WARRANTS (Continued)

Warrants

A summary of the changes in warrants outstanding during the nine months ended September 30, 2010, is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2009	-	$-
Issued	20,500,003	0.24
Exercised	2,062,296	0.11
Cancelled/expired	8,937,705	0.10
Outstanding at September 30, 2010	9,500,002	0.24

As of September 30, 2010, outstanding warrants had an intrinsic value of $6,250 and a weighted average remaining contractual term of 4.46 years.

On September 15, 2010, as part of the sale of a convertible debenture, we issued 5-Year Warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share, subject to anti-dilution protection that could, in certain circumstances, reduce the exercise price and increase the number of shares issuable upon exercise of the 5-Year Warrants.  See Note 8.

In March 2010, pursuant to the common stock private placement described in Note 6 above, we issued Series I, II, and III Warrants.  The Series I Warrants are exercisable to purchase an aggregate of 6,875,001 shares of the Company’s common stock over a five-year term at an exercise price equal to 125% of the closing price on March 12, 2010, or $0.25 per share, subject to anti-dilution protection that could, in certain circumstances, reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrant.  The Series I Warrants expire on the fifth anniversary of the closing of the Purchase Agreement.  If at any time after the Initial Exercise Date, as such term is defined in the warrant agreement, there is no effective Registration Statement registering the resale of the Warrant Shares by the Holders, then the Series I Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” A Registration Statement to register the Warrant Shares was filed and declared effective on May 6, 2010.

The Series II Warrants allowed the holders to purchase up to an additional 4,125,001 shares of common stock by means of a “cashless exercise.”   The Series II Warrants were intended to provide the investors pricing protection for the Purchase Agreement with a floor price of $0.10 per share.  In the event the market price of the Company’s shares declined between the closing of the Purchase Agreement and Effective Date, the Series II warrants were to be automatically exercised on a cashless exercise basis and a number of additional shares would be issued to the investors who participated in the Financing in order to effectively reduce the per share purchase price paid in the Purchase Agreement to the greater of (i) 80% of the 45-day volume weighted average trading price per share of the Company’s common stock immediately following the Effective Date and (ii) $0.10 per share.  As such, the greatest number of shares that could be issued pursuant to the Series II Warrants would be 4,125,001 shares.   During the three months ended September 30, 2010, we issued common shares pursuant to the cashless exercise of 589,712 Series II Warrants.  There are no Series II Warrants outstanding as of September 30, 2010.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

7.  STOCK OPTIONS AND WARRANTS (Continued)

At the Effective Date or May 6, 2010, the Series III Warrants provided the investors a 90-day right, subject to extension by a number of days equivalent to the number of days the Registration Statement is not effective during the Series III Warrant term, if applicable, to purchase an additional 6,875,001 shares of common stock from the Company at $0.16 per share.  The Series III Warrants were not subject to any adjustments with respect to the exercise price or number of shares covered, except in limited circumstances.  The Registration Statement was filed and became effective on May 6, 2010.  Series III warrants expired August 6, 2010.

During the three months ended September 30, 2010, we issued 1,137,584 common shares pursuant to the exercise of Series III Warrants for total cash consideration of $182,013 (net proceeds of $161,642) or $0.16 per share.

In connection with the private placement, we paid our placement agent 625,000 warrants. These warrants provide the agent a five-year right to acquire shares of the Company’s stock at $0.16 per share. These warrants are not subject to any adjustments with respect to the exercise price or number of shares covered, except in limited circumstances.

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT

Series I Warrants

The Company determined that Series I Warrants to purchase a total of 6,875,004 shares of common stock issued pursuant to the March 2010 private placement contained provisions that protect holders from declines in Biomoda’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40.  As a result, these warrants were not indexed to the Company’s own stock.  The fair value of these warrants was recognized as derivative warrant instruments and will be measured at fair value at each reporting period.  Accordingly, during the period ended March 31, 2010, the Company charged the amount of $1,780,583 to stockholders' equity.

The Company measured the fair value of these instruments as of September 30, 2010, and recorded $517,147 unrealized gain for the three months ended September 30, 2010, and $462,896 unrealized gain for the nine months ended September 30, 2010. The Company determined the fair values of these securities using a lattice valuation model.

The fair value of the derivative warrant instruments is estimated using the lattice valuation model with the following assumptions as of September 30, 2010:

Common stock issuable upon exercise of warrants	6,875,000
Estimated market value of common stock on measurement date	$0.17
Exercise price	$0.25
Risk-free interest rate (1)	3.00%
Warrant lives in years	5.0
Expected volatility (2)	194.57%
Expected dividend yield (3)	None
Probability of reset to conversion price (4)	12.5%

(1)	The risk-free interest rate was determined by reference to the yield of U.S. Treasury securities with a term of five years.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.
(4)	This represents management’s estimate of the probability that the Company will issue stock at a price lower than the warrants’ exercise price.

At September 30, 2010, the derivative liability associated with the Series I Warrants was $1,319,687.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND DEBT (Continued)

5-Year Warrants

The Company determined that the 5-Year Warrants issued in connection with the sale of convertible notes discussed in Note 5 to purchase 2,000,000 shares of common stock with an exercise price of $0.25 per share contain provisions that protect the holders from declines in the Company’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40.  As a result, these warrants were not indexed to the Company’s own stock.   The fair value of the 5-Year Warrants was recognized as a derivative warrant instrument and will be measured at fair value at each reporting period.  Accordingly, on September 15, 2010, the Company established a derivative liability for the 5-year warrants of $492,518.

The Company measured the fair value of these instruments as of September 30, 2010, and recorded $76,138 unrealized gain for the three and nine months ended September 30, 2010. The Company determined the fair values of these securities using a lattice valuation model.

The fair value of the derivative warrant instruments is estimated using the lattice valuation model with the following assumptions as of September 30, 2010:

	Assumptions at September 15, 2010	Assumptions at September 30, 2010
Common stock issuable upon exercise of warrants	2,000,000	2,000,000
Estimated market value of common stock on measurement date	$0.17	$0.20
Exercise price	$0.25	$0.25
Risk-free interest rate (1)	3.00%	3.00%
Warrant lives in years	1.0	1.0
Expected volatility (2)	195.11%	194.57%
Expected dividend yield (3)	None	None
Probability of reset to conversion price (4)	12.5%	12.5%

(1)	The risk-free interest rate was determined by reference to the yield of U.S. Treasury securities with a term of one year.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.
(4)	This represents management’s estimate of the probability that the Company will issue stock at a price lower than the warrants’ exercise price.

At September 30, 2010, the derivative liability associated with the 5-year Warrants was $416,380.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND DEBT (Continued)

Insufficient Authorized but Unissued Shares of Common Stock

Series I, II and III Warrants

The issuance of the Series I, II and III Warrants on March 17, 2010, pursuant to the private placement described in Note 6 above, resulted in a total potential obligation to issue up to 18,165,002 shares of common stock upon the exercise of outstanding warrants and options held by non-employees. The Company had 87,053,015 shares of common stock outstanding at March 31, 2010, and, prior to the May 29, 2010, stockholder approval for an increase in the Company’s authorized shares, had only 100,000,000 shares of common stock authorized. If the warrants and options were fully exercised, the Company would have exceeded its authorized shares by 6,053,361 shares.

As we did not have sufficient shares authorized to settle all of our outstanding contracts, this triggered a change in the manner in which the Company accounted for the warrants and stock options held by non-employees. The Company began to account for these warrants and stock options utilizing the liability method.  Pursuant to ASC 815-40-05, "If a contract is reclassified from permanent or temporary equity to an asset or a liability, the change in fair value of the contract during the period the contract was classified as equity should be accounted for as an adjustment to stockholders' equity."  Accordingly, during the period ended March 31, 2010, the Company charged the amount of $1,570,724 to stockholders' equity.

On May 29, 2010, the Company received stockholder approval for an increase in its authorized shares to 150,000,000.  Pursuant to the accounting guidance, the warrants and stock options which were a derivative liability were revalued as of May 29, 2010, and the Company recorded a gain for the three months ended June 30, 2010, of $1,240,194 for the change in the fair value of the liability associated with all warrants outstanding (other than the Series I Warrants described above) and $12,336 for stock options held by non-employees.

With the increase in the Company’s authorized shares to 150,000,000, the circumstances that triggered liability accounting for non-employee warrants and options were resolved.  Accordingly, on May 29, 2010, the Company credited the remaining derivative liability associated with these warrants and options of $1,057,699 to stockholders’ equity.

 Convertible Notes

On September 15, 2010, due to the conversion feature, the actual number of shares of common stock that would be required if a conversion of the Notes as further described in Note 5 was made through the issuance of Common Stock cannot be predicted and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the Notes and “marked to market” each reporting period through the income statement

As we may not have sufficient shares authorized to settle all of our outstanding contracts as of September 15, 2010, this triggered a change in the manner in which the Company accounted for the warrants and stock options held by non-employees. The Company began to account for these warrants and stock options utilizing the liability method.   Accordingly, on September 15, 2010, the Company charged the amount of $19,314 to stockholders' equity.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND DEBT (Continued)

The accounting guidance states that warrants, stock options and conversion features which are accounted for as a derivative liability should be revalued each reporting period until the circumstances which triggered liability accounting are resolved. The recorded value of these instruments can fluctuate significantly based on fluctuations in the market value of the issuer’s common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the instruments.

For the three months ended September 30, 2010, the Biomoda recorded an unrealized gain of $3,089 related to the change in the fair value of non-employee options accounted for as liabilities.

Activity for derivative instruments during the nine months ended September 30, 2010, was as follows:

	Balance at December 31, 2009	Initial Valuation of Derivative Liabilities during the Period	Increase (Decrease) in Fair Value of Derivative Liability	Decrease Credited to Stockholders’ Equity Upon Increase in Authorized Shares	Balance at September 30, 2010
Derivative warrant instruments – Series I	$—	$1,780,583	$(462,896)	$—	$1,317,687
Derivative warrant instruments –5-year Warrants issued with Notes	—	492,518	(76,138)	—	416,380
Derivative instrument – convertible debt	—	651,368	(153,608)	—	497,760
Derivative warrant instruments – all others	—	1,549,690	(507,772)	(1,041,918)	-
Derivative option instruments	—	40,349	(8,342)	(15,781)	16,226
Total	$—	$4,514,508	$(1,208,756)	$(1,057,699)	$2,248,053

Activity for derivative warrant and options instruments during the three months ended September 30, 2010, was as follows:

	Balance at March 31, 2009	Initial Valuation of Derivative Liabilities during the period	Increase (Decrease) in Fair Value of Derivative Liability	Decrease Credited to Stockholders Equity Upon Increase in Authorized Shares	Balance at September 30, 2010
Derivative warrant instruments – Series I	$1,834,834	$--	$17,147	$—	$1,317,687
Derivative warrant instruments-issued with convertible debt	--	492,518	(76,138)	--	416,380
Derivative instruments-convertible debt	--	651,368	(153,608)	--	497,760
Derivative warrant instruments – all others	--	--	--	--	-
Derivative option instruments	--	19,315	(3,089)	--	16,226
Total	$1,834,834	$1,163,201	$(749,982)	$--	$2,248,053

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT (Continued)

We valued the warrants using the Black-Scholes valuation model utilizing the following variables:

	September 15, 2010	September 30, 2010	May 29, 2010	March 31, 2010	March 17, 2010

Market value of stock on grant date or measurement date	0.20	0.17	$0.17	$0.29 (1)	$0.22
Risk-free interest rate (1)	3.00%	3.00%	3.00%	3.00%	3.00%
Dividend yield	0%	0%	0.00%	0.00%	0.00%
Volatility factor	195.11%	194.57%	124.07-201.62%	115.89-201.62%	115.89-201.62%
Weighted average expected life (2)	5.0 yrs	4.96 yrs	4.0 years	4.22 yrs	4.22 yrs
Expected forfeiture rate	0%	0%	0%	0%	0%

(1)	The risk-free interest rate was determined by management using the U.S. Treasury zero-coupon yield over the contractual term of the warrant on date of grant.

(2)	Due to a lack of stock option exercise history, the Company uses the simplified method under SAB 107 to estimate expected term.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

9.   FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820-10 (formerly SFAS 157), fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820-10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e., supported by little or no market activity). The Company’s valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820-10 (formerly SFAS 157), financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using the lattice valuation model (see Note 8 for the assumptions) for the Company’s Series I Warrants  and 5-year Warrants and the Black-Scholes valuation model for all other warrants and non-employee options and for the conversion feature contained in the Note.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

9.   FAIR VALUE MEASUREMENTS (Continued)

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2010:

	Fair Value Measurements at September 30, 2010
Description	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value as of September 30, 2010
Derivative warrant instruments	$--	$--	$1,734,067	$1,734,067
Derivative option instruments			$16,226	16,226
Derivative conversion Note feature			$497,760	$497,760
Total	$--	$--	$2,248,053	$2,248,053

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3) Three Months Ended September 30,
	2010	2009
Beginning balance	$(1,834,834)	$-
Total gains (losses)	749,982	-
Settlements	-	-
Additions	(1,163,201)	-
Transfers	-	-
Ending balance	$(2,248,053)	$-

Change in unrealized gains (losses) included in earnings relating to derivatives still held as of September 30, 2010 and 2009	$749,982	$-

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

9.   FAIR VALUE MEASUREMENTS (Continued)

	Significant Unobservable Inputs (Level 3) Nine Months Ended September 30,
	2010	2009
Beginning balance	$-	$-
Total gains (losses)	1,208,756	-
Settlements	1,507,699	-
Additions	(4,964,508)	-
Transfers	-	-
Ending balance	$(2,248,053)	$-

Change in unrealized gains (losses) included in earnings relating to derivatives still held as of September 30, 2010 and 2009	$1,208,750	$-

10. LEGAL UPDATE

As the result of a federal lawsuit entitled Advanced Optics Electronics, Inc., et al. v. Leslie S. Robins, et al. No. CIV-2007-00855, JB/DJS, U.S. District Court for the District of New Mexico and two related suits, Biomoda has won default judgments against two Defendants, Alvin Robins and John Kearns, on all counts alleged and in favor of Biomoda.  Biomoda submitted a final statement of damages to the Court in November, 2009.  At the hearing on August 4, 2010, defendant Alvin Robins failed to appear.  The Court allowed Biomoda's counsel to proceed with oral argument on the motion for a damages amount to be awarded to Biomoda. At a hearing on October 6, 2010, Mr. Robins again failed to appear. The Court held a hearing in the matter of  Biomoda’s motion for summary judgment for default damages on November 12, 2010, at which Mr. Robins appeared and was given opportunity to argue only to the merits of the amount of the damages claimed by Biomoda. Judge James O. Browning took all arguments under consideration and stated that a decision on the Biomoda motion would be forthcoming.  Defendant John Kearns is deceased.  Biomoda has waived the right to pursue damages against Mr. Kearns' estate.

11. SUBSEQUENT EVENTS

Subsequent to September 30, 2010, we issued 500,000 common shares for services to a consultant pursuant to a contract.  These shares were valued at $65,000 based upon the Company’s stock price on the date of grant.

On July 20, 2010, Biomoda submitted an application for a grant under the Qualifying Therapeutic Discovery Project provided under new section 48D of the Internal Revenue Code ("IRC"), enacted as part of the Patient Protection and Affordable Care Act of 2010 (P.L. 111-148).  The Company was notified on November 1, 2010, that it was awarded $244,479 in federal grant funding under section 48D.

____ Shares of Common Stock

Of

Biomoda, Inc.

PROSPECTUS

January __, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee and FINRA filing fee. The total expenses for this offering, borne solely by the registrant, are estimated to be approximately $163,000, including:

SEC registration fee	$348
FINRA filing fees	$12,500
Printing expenses	$10,000
Legal fees and expenses	$65,000
Accounting fees and expenses	$15,000
Roadshow costs and expenses, including travel and out-of-pocket expenses	$10,000
Miscellaneous expenses, including reimbursable expenses of the placement agent	$50,000
Total	$162,848

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law.  Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

During the three months ended March 31, 2008, Biomoda issued 3,225,860 common shares for services valued at $266,293.  We also sold 23,426,179 common shares for $2,535,255, incurring $1,858,037 in costs related to the Regulation S offering.

During the three months ended June 30, 2008, Biomoda issued 262,237 common shares for services valued at $19,029.  We also sold 1,328,142 common shares for $123,956, incurring $90,688 in costs related to the Regulation S offering.

During the three months ended September 30, 2008, Biomoda issued 125,000 common shares for services valued at $5,000.  We also issued 244,000 common shares to replace shares lost in shipping related to the Regulation S offering.

During the three months ended December 30, 2008, Biomoda issued 77,188 common shares for services valued at $2,788.

During the three months ended March 31, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended June 30, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended September 30, 2009, we issued 1,000,000 common shares from our Treasury stock for services valued at $220,000 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, we issued 250,000 restricted common shares to a consultant for services valued at $12,500 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, we issued 100,000 of our restricted shares valued at $7,000 based upon the market price of our common stock on the date of grant to an employee in lieu of cash wages

During the three months ended September 30, 2009, we issued 100,000 shares pursuant to an agreement with a member of our board of directors to sell up to 2,000,000 shares of our common stock at $0.05 per share for total cash consideration of $5,000 total.

During the three months ended December 31, 2009, we issued 500,000 common shares from our Treasury stock for services valued at $75,000 based upon the price of our common stock on the date of agreement.

During the three months ended December 31, 2009, we issued 2,000,000 shares pursuant to an agreement with a member of our board of directors for total cash consideration of $100,000.

In January 2010, we issued 400,000 restricted shares pursuant to an agreement with a member of our board of directors for total cash consideration of $20,000 total.

In February 2010, we issued 800,000 restricted shares pursuant to an agreement with a member of our board of directors for total cash consideration of $40,000 total.

In February 2010, we issued 480,000 restricted shares to employees as additional compensation valued at $105,600.

In February 2010, we issued 300,000 treasury shares for services to a consultant valued at $60,000.

On March 17, 2010, we entered into a securities purchase agreement with five accredited investors pursuant to which we sold in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share, (ii) Series I warrants to purchase approximately an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described herein, (iii) Series II warrants to purchase up to approximately an additional 3,750,001 shares of common stock, subject to adjustment as described herein, on an automatic cashless exercise basis with an exercise price of $0.01 per share, and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share. We received aggregate gross proceeds of $1,000,000 from the sale of the shares and the warrants.

The Series I Warrants are exercisable to purchase an aggregate of 6,250,001 shares of our common stock over a 5-year term at an exercise price of $0.25 per share, subject to antidilution protection that could reduce the exercise price  and increase the number of shares issuable upon exercise of the Series I Warrant.  The Series I Warrants are not exercisable until September 17, 2010 and expire on March 17, 2015.

The Series II Warrants provide the investors pricing protection for the private placement with a floor price of $0.10 per share.  In the event the market price of our common stock declines between the closing of the private placement and June 20, 2010, which date is considered the Effective Date, the Series II warrants will be automatically exercised on a cashless exercise basis and a number of additional shares will be issued to the investors who participated in the private placement in order to effectively reduce the per share purchase price paid in the private placement to the greater of (i) 80% of the 45-day volume weighted average trading price per share of our common stock immediately following the Effective Date and (ii) $0.10 per share.  As such, the greatest number of shares that could be issued pursuant to the Series II Warrants would be 3,750,001 shares.  At the Effective Date, the Series II Warrants will either be automatically exercised on a cashless exercise basis if our stock price is lower at the Effective Date as described above, or they will expire unexercised.  The adjustment associated with the Series II Warrants does not affect either the exercise price or number of shares covered by either the Series I Warrants or the Series III Warrants.

At the Effective Date, the Series III Warrants provide the investors a 60-day right to purchase an additional 6,250,001 shares of common stock from the Company at $0.16 per share.  The Series III Warrants are not subject to any adjustments with respect to the exercise price or number of shares covered.

In connection with the private placement, we issued our placement agent, LifeTech Capital, Inc., a division of Aurora Capital LLC, a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share. LifeTech will also receive 625,000 Series I Warrants, 375,000 Series II Warrants and 625,000 Series III Warrants.

During the three months ended June 30, 2010, we issued 335,000 common shares pursuant to the exercise of Series III Warrants for total cash consideration of $53,600 or $0.16 per share.

During the three months ended June 30, 2010, we issued 625,000 restricted common shares to a consultant for services pursuant to a contract.

During the three months ended June 30, 2010, we issued 200,000 restricted common shares to Directors.

On September 15, 2010, we entered into a Securities Purchase Agreement with two institutional investors pursuant to which we sold (i) an aggregate of $560,000 in principal amount of convertible notes, with a conversion price  equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the conversion and  (ii) 5-Year warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.

During the three months ended September 30, 2010, we issued 1,630,000 common shares to a consultant for services pursuant to a contract.

During the three months ended September 30, 2010, we issued 100,000 restricted common shares to directors.

During the three months ended September 30, 2010, we issued 1,137,584 common shares pursuant to the exercise of Series III Warrants for net cash consideration of $161,652 (net of placement fees of $20,361) or $0.16 per share.

During the three months ended September 30, 2010, we issued 589,712 common shares pursuant to the cashless exercise of Series II Warrants.

During the three months ended September 30, 2010, we issued 375,000 restricted common shares to employees as additional compensation.

In October 2010, we issued 500,000 common shares to a consultant for services pursuant to a contract.

* All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and Section 4(2) or Rule 902 of Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Biomoda or executive officers of Biomoda, and transfer was restricted by Biomoda in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the Memorandum are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Biomoda, Inc., a New Mexico corporation.

Exhibit No.	Description

3.01	Articles of Incorporation for Biomoda, Inc., filed January 2, 1990, incorporated by reference to Exhibit (i) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.02	Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 6, 1991, incorporated by reference to Exhibit (iii) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.03	Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 25, 1999, incorporated by reference to Exhibit (iv) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.04	Bylaws of the Company, adopted on February 23, 1990, incorporated by reference to Exhibit (ii) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.05	Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 2, 2010, incorporated by reference to Exhibit 3.01 of Biomoda’s Current Report on Form 8-K, filed June 4, 2010.

4.01	Form of Series I Warrant, incorporated by reference to Exhibit 4.01 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

4.02	Form of Series II Warrant, incorporated by reference to Exhibit 4.02 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

4.03	Form of Series III Warrant, incorporated by reference to Exhibit 4.04 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

4.03	Form of convertible note, incorporated by reference to Exhibit 4.1 of Biomoda’s Current Report on Form 8-K, filed with the Commission on September 21, 2010.

4.03	Form of warrant, incorporated by reference to Exhibit 4.2 of Biomoda’s Current Report on Form 8-K, filed with the Commission on September 21, 2010.

5.01	Opinion of Sichenzia Ross Friedman Ference LLP. *

10.01
Teaming Agreement, dated as of November 30, 2007, by and between New Mexico Institute of Mining and Technology and Biomoda, Inc., incorporated by reference to Exhibit 10.01 of Biomoda’s Registration Statement on Form S-1, filed with the Commission on April 9, 2010.

10.02
Securities Purchase Agreement, dated as of March 17, 2010, by and between Biomoda, Inc. and the Purchasers named therein, incorporated by reference to Exhibit 10.1 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

10.03
Registration Rights Agreement, dated as of March 17, 2010, by and between Biomoda, Inc. and the Purchasers named therein, incorporated by reference to Exhibit 10.2 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

10.04
Securities Purchase Agreement, dated as of September 15, 2010, by and between Biomoda, Inc. and the Purchasers named therein, incorporated by reference to Exhibit 10.1 of Biomoda’s Current Report on Form 8-K, filed with the Commission on September 21, 2010.

10.05	Employment Agreement, dated as of November 1, 2008, by and between Biomoda, Inc. and John Cousins.

10.06	Employment Agreement, dated as of January 1, 2009, by and between Biomoda, Inc. and Timothy Zannes.

23.01	Consent of GBH CPAs, PC.

23.02	Opinion of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).*

24.01	Power of Attorney.

* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, State of New Mexico, on January 14, 2011.

BIOMODA, INC.

Date: January 14, 2011	By: /s/ MARIA ZANNES
Maria Zannes
Chief Executive Officer (Principal Executive Officer) and Director

Date: January 14, 2011	By: /s/ JOHN J. COUSINS
John J. Cousins
President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Biomoda, Inc., a New Mexico corporation, do hereby constitute and appoint John J. Cousins and Maria Zannes and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ JOHN J. COUSINS John J. Cousins	President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	January 14, 2011
/s/ MARIA ZANNES Maria Zannes	Chief Executive Officer (Principal Executive Officer) and Director	January 14, 2011
/s/ DAVID LAMBROS David Lambros	Director	January 14, 2011
/s/ LEWIS WHITE Lewis White	Director	January 14, 2011